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                     STOCK PURCHASE AGREEMENT                      Exhibit 10.37

         This Stock Purchase Agreement ("Agreement") is made and entered into as of the 7th day of July, 1999, by and between NATIONAL DATA CORPORATION, a Delaware corporation ("Purchaser"), and MEDSCAPE, INC., a Delaware corporation ("Seller").

         In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       BASIC TRANSACTION

         1.1 Authorization of Shares. Seller has authorized the issuance and sale to Purchaser of 400,000 shares (the "PS Shares") of its Series E Preferred Stock, par value $.01 per share, having all of the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such preferences and rights set forth in the Amended and Restated Certificate of Incorporation of Seller (the "Amended and Restated Certificate"), substantially in the form of Exhibit A attached hereto, and 1,000,000 shares (the "CS Shares") of Class A Common Stock, par value $.01 per share (the CS Shares, together with the PS Shares, collectively referred to herein as the "Shares"), for the aggregate consideration of Twenty Million Dollars ($20,000,000.00) ($25.00 per PS Share and $10.00 per CS Share) to be paid as follows: (i) Ten Million Dollars ($10,000,000.00) in cash (the "Cash Equity Amount") and (ii) Ten Million Dollars ($10,000,000.00) as the non-cash equity amount of consideration provided by Purchaser to Seller (the "Non-Cash Equity Amount") pursuant to the License and Product Development Agreement (as hereinafter defined), the Non-Cash Equity Amount to be attributed as set forth in Exhibit 11.1 to the License and Product Development Agreement.

         1.2 Issuance of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained herein, Seller will issue, sell and deliver the Shares to Purchaser, and Purchaser will purchase the Shares from Seller, in each case at the Closing (as hereinafter defined).

         1.3 Use of Proceeds. Seller, as determined by the Board of Directors thereof, will use the Cash Equity Amount from the sale of the Shares for general working capital.

2.       CLOSING

         2.1 Time and Place. Subject to the satisfaction (or waiver) of the conditions set forth in Section 7 below, the closing of the transaction provided for in Section 1.2 above (the "Closing") shall take place on the third business day after the satisfaction (or

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waiver) of the last to be satisfied (or waived) of such conditions (the "Closing
Date") at the offices of Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036, or at such other location and time as the parties hereto may otherwise mutually agree, unless this Agreement is sooner terminated pursuant to the provisions of Section 8 below and provided that in no event shall the Closing Date occur after the Outside Termination Date (as hereinafter defined).

         2.2      Closing Deliveries.

                  (a) Seller shall deliver the following to Purchaser at the Closing:

                           (i)      A copy of the Amended and Restated
                                    Certificate, duly certified by the Secretary of State of Delaware;

                           (ii) A copy of the Bylaws of Seller, as amended, duly certified by the Secretary of Seller;

                           (iii) Certificates representing the Shares to be purchased at the Closing duly executed on behalf of Seller and registered in the name of Purchaser for the number of shares set forth in Section 1.1 above;

                           (iv) A counterpart copy of the Amended and Restated Stockholders Agreement, by and among Seller, Purchaser and the other stockholders of Seller set forth therein (the "Stockholders Agreement"), attached hereto as Exhibit B, duly executed on behalf of Seller and the other parties thereto other than Purchaser;

                           (v) A counterpart copy of the License and Product Development Agreement, by and between Purchaser and Seller (the "License and Product Development Agreement"), attached hereto as Exhibit C, duly executed on behalf of Seller;

                           (vi) An opinion from the legal counsel to Seller addressed to Purchaser, dated the Closing Date, in the form of Exhibit D attached hereto;

                           (vii) A waiver executed and delivered by each of the parties to the Existing Stockholders Agreement (as hereinafter defined) waiving each of their preemptive rights to purchase the Shares;

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                           (viii)   The certificate described in Section
                                    7.1(b)(vii) below; and

                           (ix)     Any other information, documents or
                                    certificates reasonably requested by
                                    Purchaser.

                  (b) Purchaser shall deliver the following to Seller at the Closing:

                           (i)      The Cash Equity Amount set forth in Section
                                    1.1 above by wire transfer in immediately available funds to an account specified by Seller at least two business days prior to the date of the Closing;

                           (ii) A counterpart copy of the Stockholders Agreement duly executed on behalf of Purchaser (for purposes of the Stockholders Agreement, Purchaser and Seller hereby acknowledge and agree that upon its execution and delivery by Purchaser, Purchaser shall be deemed an Investor Stockholder (as such term is defined therein));

                           (iii) A counterpart copy of the License and Product Development Agreement duly executed on behalf of Purchaser;

                           (iv) The certificate described in Section 7.1(c)(vi) below; and

                           (v) Any other item, documents or certificates reasonably requested by Seller.

                  (c) The deliveries referred to in clauses (a) and (b) of this Section 2.2 shall be deemed to take place simultaneously with one another, and no proceedings shall be deemed taken and no documents executed and delivered until all have been taken, executed and delivered.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER.

             In order to induce Purchaser to enter into this Agreement and purchase the Shares, Seller represents and warrants to Purchaser as follows:

         3.1 Organization, Good Standing and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted. Seller is qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would

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have a Material Adverse Effect (as hereinafter defined), Seller has all requisite corporate power and authority to enter into this Agreement, the Stockholders Agreement and the License and Product Development Agreement (collectively, the "Documents") and to perform its obligations hereunder and thereunder, including, without limitation, the issuance and sale of the Shares.

         3.2 Due Authorization; Enforceability; No Conflicts. Seller has taken all corporate and stockholder action necessary (i) to authorize the execution, delivery and performance by it of each of the Documents, (ii) for the authorization, issuance and delivery by it of the Shares and (iii) for the authorization and reservation of the shares of the Common Stock (as hereinafter defined) issuable upon conversion of the PS Shares (the "Conversion Shares"). Assuming the due execution and delivery of this Agreement by Purchaser, this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms and assuming the due execution and delivery by Purchaser of each of the other Documents at the Closing, upon execution and delivery thereof by Seller each of the other Documents will constitute a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Except as set forth on Schedule 3.2, the execution, delivery and performance by Seller of each of the Documents and compliance by Seller with the terms hereof and thereof will not violate, conflict with or cause an event of default under (i) Seller's Amended and Restated Certificate, Seller's Bylaws, the existing stockholders agreement, dated as of October 31, 1997, as amended on February 19, 1998, October 23, 1998, March 5, 1999 and May 24, 1999 (as so amended, the "Existing Stockholders Agreement"), the stockholders agreement to be entered into between Seller and CBS Corporation pursuant to the terms of the Stock Purchase Agreement, dated as of the date hereof, between Seller and CBS Corporation or any resolutions of Seller's Board of Directors or stockholders, or (ii) any agreement, instrument, judgment, order, law, rule or regulation by which Seller is bound or to which any of Seller's properties are subject, except where a violation, conflict or event of default under this subsection (ii) would not result in a material adverse effect on Seller's business, financial condition, results of operations or properties (a "Material Adverse Effect"). The Shares, upon

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issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free of any liens, claims or encumbrances ("Encumbrances") other than the terms and provisions of the Amended and Restated Certificate, the Stockholders Agreement and restrictions imposed by applicable United States and state securities laws and will not be subject to any preemptive rights, rights of first refusal or redemption rights, other than as provided in the Amended and Restated Certificate or the Stockholders Agreement. The Conversion Shares have been duly and validly reserved, and neither they nor the issuance thereof are subject to any preemptive rights or rights of first refusal or redemption rights, and upon issuance, they will be validly issued, fully paid and nonassessable, free of any Encumbrances other than the terms and provisions of the Amended and Restated Certificate, the Stockholders Agreement and restrictions imposed by applicable United States and state securities laws and will not be subject to any preemptive rights, rights of first refusal or redemption rights, other than as provided in the Amended and Restated Certificate or the Stockholders Agreement.

         3.3 Capitalization. The authorized capital stock of Seller consists of
(a) 42,500,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 27,500,000 shares have been designated Class A Common Stock and 15,000,000 shares have been designated Class B (Non-Voting) Common Stock, and of which 1,079,000 shares of Class A Common Stock and 6,995,602.5 shares of Class B (Non-Voting) Common Stock shares are issued and outstanding as of the date hereof, and (b) 4,956,643 shares of preferred stock (the "Preferred Stock"), of which 788,200 shares have been designated Series A Preferred Stock, 1,478,359 shares have been designated Series C Preferred Stock, 932,401 shares have been designated Series C-1 Preferred Stock and 1,757,683 shares have been designated Series D Preferred Stock, all of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of capital stock of Seller have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record by the shareholders and in the amounts set forth on the stock ledger of Seller. All outstanding shares of capital stock of Seller were offered, issued, sold and delivered by Seller in compliance with all applicable federal and state securities laws. Except for this Agreement or as set forth on Schedule 3.3, there are no outstanding subscriptions, rights, options, warrants, conversion rights, agreements or other claims for the purchase or acquisition from Seller of any shares of its capital stock or obligating Seller to issue, repurchase or otherwise acquire, any shares of its capital stock or any securities convertible into, exercisable or exchangeable for, or otherwise entitling the holder to acquire, any shares of capital stock of Seller. Except as set forth in the Existing Stockholders Agreement, no person is entitled to any preemptive or similar rights with respect to the issuance of any capital stock of Seller. Except as set forth on
Schedule 3.3 or as contemplated by the Existing Stockholders Agreement, no person has the right to nominate or elect one or more directors of Seller. Seller's registration statement on Form S-1, filed with the Securities and Exchange Commission on May 4,

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1999, as amended in the form to be filed with the Securities and Exchange
Commission on July 8, 1999 and previously delivered to Purchaser (as so amended, the "Registration Statement") sets forth the names of the stockholders of Seller who beneficially own 5.0% or more of any class of the capital stock of Seller.

         3.4 Certificate of Incorporation and Bylaws. The copies of the Amended and Restated Certificate of Incorporation of Seller and Seller's Bylaws provided to Purchaser prior to the date hereof are true, correct and complete copies thereof as currently in effect, and prior to the Closing Date the Amended and Restated Certificate will have been filed with the Secretary of State of the State of Delaware.

         3.5 Subsidiaries. As of the date hereof, Seller has no subsidiaries, and does not own of record or beneficially, and has no commitment or obligation to acquire any capital stock or equity interest or investment in any corporation, partnership, limited liability company, joint venture, association, trust or other business entity except as set forth on Schedule 3.5.

         3.6 Taxes. All tax returns that were required to be filed by Seller prior to the date hereof have been filed on a timely basis; all tax returns filed by Seller prior to the date hereof were complete and accurate except where any inaccuracy would not result in a Material Adverse Effect; and all taxes shown as due and owing on such tax returns have been paid by Seller, except where the payment of such taxes is the subject of a current bona fide dispute being contested by appropriate proceedings and for which appropriate reserves have been established on Seller's books. Seller is not a party to any pending action, proceeding or investigation by any governmental authority for the assessment or collection of taxes nor does Seller have knowledge of any such threatened action, proceeding or investigation. No deficiency assessment or proposed adjustment of Seller's federal or state or municipal taxes, if any, is pending, and Seller has no knowledge of any proposed liability for any tax to be imposed on Seller's properties or assets for which there is not an adequate reserve reflected in the Seller Financial Statements (as hereinafter defined). Seller has withheld and paid all taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party with respect to the business of Seller.

         3.7 Consents. No consent of, order or approval by, or filing with any governmental agency or authority or other third party is required in connection with Seller's execution, delivery and performance of each of the Documents, including the issuance of the Shares to Purchaser hereunder, other than the filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware, the waiver of the provisions of the Existing Stockholders Agreement by the parties thereto contemplated under Section 2(a)(vii) above, and the termination or expiration of the

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required waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of
1976, as amended (the "HSR Waiting Period").

         3.8 Offering. Based on the representations, warranties and covenants of Purchaser set forth herein, and assuming due compliance by Purchaser with the terms of this Agreement and the other Documents in all relevant respects, the offer, sale and issuance of the Shares to Purchaser as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable blue sky laws.

         3.9 Certain Agreements. As of the date hereof, other than the Documents and as set forth on Schedule 3.9, there are no agreements to which Seller is a party pursuant to which Seller is under any obligation to any person to register for sale under the Securities Act any of its currently outstanding securities or any of its securities that may hereafter be issued, and, except for the Existing Stockholders Agreement, Seller is not a party to, and has no knowledge of, any agreements relating to the voting of Seller's capital stock.

         3.10 Litigation. There is neither pending nor, to Seller's knowledge, threatened, any action, suit, proceeding or claim, to which Seller is named as a party, or to which the properties of Seller may be subject, which, if determined adversely to Seller, could reasonably be expected to have a Material Adverse Effect.

         3.11 Properties. Except for its properties which are leased as to which Seller has a valid leasehold interest, Seller has good and marketable title to its properties, in each case free from all mortgages, pledges, conditional sale agreements or Encumbrances except (a) tax or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on Seller's books and (b) other imperfections of title or Encumbrances that do not impair in any material respect the current or proposed use or marketability of the properties subject thereto ((a) and (b) are referred to collectively as "Permitted Liens"). All such properties that are necessary for Seller's business as presently conducted are maintained and kept in good condition, repair and working order, subject to normal wear and tear. Seller owns, leases or licenses all properties necessary for the conduct of its business as presently conducted. With respect to real and personal property that it leases, Seller is not in violation in any material respect of the terms of the applicable leases and holds valid and enforceable leasehold interests free from all mortgages, pledges and Encumbrances except (i) Permitted Liens and (ii) easements, covenants, rights of way and other Encumbrances and restrictions arising as a matter of law that do not impair in any material respect the current use of the property subject thereto.

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         3.12 Intellectual Property. (a) Schedule 3.12 sets forth a true, correct and complete list or description of all registered and unregistered trademarks, trademark registrations, service marks, service mark registrations, domain names, trade names, company names, patents, design patents, copyright registrations and copyrights and pending applications therefor, in each case which are used in or required for the business of Seller as currently being conducted or which is distributed by Seller to third parties (together with all inventions, processes, computer software, know-how, formulas, pattern designs and trade secrets of Seller, the "Intellectual Property Rights"). Except as disclosed on Schedule 3.12, Seller is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any lien except for Permitted Liens) the Intellectual Property Rights and has sole and exclusive rights, without being contractually obligated to pay any compensation to any third party in respect thereof, for which they are being used as of the date of this Agreement and as otherwise stated in the description of goods and services contained in the relevant materials relating to any Intellectual Property Rights filed with the United States Copyright Office or the United States Patent and Trademark Office.

                  (b) Seller has not violated or infringed any patent, copyright, trade secret, trademark, service mark or other intellectual property right of any other person or entity. Except as set forth on Schedule 3.12, (i) Seller has not been sued or charged or been a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any Intellectual Property Rights, (ii) to the knowledge of Seller, there are no other claims that Seller is infringing any existing patent, trademark or copyright and (iii) to the knowledge of Seller, the use of the Intellectual Property Rights in connection with the business of Seller as currently being conducted does not infringe the patent, trademark, copyright or any other right of any third party.

                  (c) Seller has not made or asserted any claim of violation or infringement of any Intellectual Property Rights against any other person or entity, and Seller does not have any knowledge of any such violation or infringement.

         3.13 Financial Statements. Seller has heretofore delivered to Purchaser the following financial statements of Seller: (i) the audited balance sheets as of December 31, 1998 and 1997, (ii) the audited statements of income and of cash flows for the fiscal years ended December 31, 1998 and 1997 and (iii) the unaudited balance sheet as of March 31, 1999 and statements of income and of cash flows for the fiscal quarter ended March 31, 1999 (collectively, the "Seller Financial Statements"). Except as set forth on Schedule 3.13, the Seller Financial Statements have been prepared from the books and records of Seller and fairly present in all material respects the financial condition of Seller as of the dates indicated therein and the results of operations and cash flows of Seller for the periods covered thereby in accordance with generally accepted accounting principles consistently applied throughout the periods presented.

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         3.14 No Material Adverse Change. Except as set forth on Schedule 3.14, since March 31, 1999, Seller has conducted its business in the ordinary course consistent with past practice, and there has not been any material adverse change in the business, assets, condition (financial or otherwise) or results of operations of Seller since such date.

         3.15 No Defaults. There is no existing default, or any event, act or circumstance which, with the passage of time, the giving of notice or both, would become a default, by Seller under any contract or agreement to which Seller is a party or by which any part of its assets or properties is bound, the result of which could reasonably be expected to have a Material Adverse Effect. To the knowledge of Seller, there is no existing default by any other party under any such contract or any event, act or circumstance which, with the passage of time, the giving of notice or both, would reasonably be expected to become a default by such other party under any such contract, the result of which could reasonably be expected to have a Material Adverse Effect.

         3.16 Compliance With Laws. The conduct of the business of Seller currently complies and at all times has complied with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Seller has not received notice of any alleged material violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any governmental authority applicable to Seller or any of its assets or properties which has not been satisfactorily disposed of.

         3.17 Insurance. All of the businesses and assets of Seller that are of insurable character are covered by insurance with reputable insurers against risk of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practice.

         3.18 Contracts. Except for contracts listed on Schedule 3.18 (the "Contracts"), Seller is not a party to or bound by, or derives any benefit from, any material contract which is a:

                  (a) contract not made in the ordinary course of business;

                  (b) covenant not to compete;

                  (c) contract for the sale of any of the material assets of Seller (other than sales of inventory to customers in the ordinary course of business) or the grant of

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any preferential rights to purchase any material assets of Seller or requiring the consent of any party to the transfer thereof;

                  (d) any loan agreement, indenture, promissory note or conditional sales agreement or any pledge, security agreement, deed of trust, financing statement or other document granting any lien on any asset or property of Seller;

                  (e) any revocable or irrevocable power of attorney to any person for any reason;

                  (f) contract with or permit by or from any governmental entity (except those as to which the failure to possess could not reasonably be expected to have a Material Adverse Effect); or

                  (g) contract which involves or is reasonably expected to involve aggregate future payments, obligations or revenues in excess of One Hundred Thousand Dollars ($100,000.00) (whether in payment of a debt, as a result of any guarantee or indemnification, for services or goods or otherwise and including any barter arrangements) or which, as of the Closing Date, will have a remaining term exceeding one year, in each case other than orders to purchase or sell goods or services in the ordinary course of business consistent with past practice.

         3.19 Employees. All material employment agreements Seller has entered into with its named executive officers (as defined in Section 402 of Regulation S-K promulgated by the Securities and Exchange Commission) are accurately described in the Registration Statement. Seller is not a party to any agreements with labor unions or associations representing employees of Seller. No work stoppage against Seller is pending or, to the knowledge of Seller, threatened. Seller is not involved in or, to the knowledge of Seller, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding (other than immaterial grievances) relating to labor matters involving the employees of Seller (excluding workers compensation and unemployment compensation claims). No union or association organizing or election activities involving any employees of Seller, to the knowledge of Seller, are in progress or have been threatened.

         3.20 Employee Benefits. The Registration Statement accurately describes all of the material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements to which Seller is a party or which are maintained, contributed to or sponsored by Seller for the benefit of any current or former employee, officer or director of Seller.

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         3.21 Interested Party Transactions. The Registration Statement
accurately describes all material transactions required to be described therein pursuant to Section 404 of Regulation S-K promulgated by the Securities and Exchange Commission between Seller and any current or past officer, director, employee or shareholder of Seller (or any affiliate of any such individual) other than for current employment services.

         3.22 Disclosure. No representation or warranty of Seller made to Purchaser in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement made not misleading in light of the circumstances under which it was made.

         3.23 No Negotiations. Except as set forth on Schedule 3.23, Seller is not engaged in any substantive discussions or negotiations relating to (i) the sale of shares of capital stock of Seller which would enable the purchaser, upon consummation of such sale, to exercise voting control of the business and affairs of Seller, (ii) the sale of all or substantially all of the assets of Seller or (iii) any merger or consolidation involving Seller in which the stockholders of Seller immediately prior to the consummation thereof would cease to be entitled to exercise voting control of the surviving or resulting entity immediately following the consummation thereof.

         3.24 Dilutive Events. Since March 5, 1999, as of the date hereof no event has occurred which would result in a decrease in the conversion price of any series of the outstanding Preferred Stock other than the 2.5 to 1.0 stock split effected with respect to the Common Stock.

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  In order to induce Seller to enter into this Agreement and issue and sell the Shares, Purchaser represents and warrants to Seller as follows:

         4.1 Organization, Good Standing and Corporate Power. Purchaser is a corporation, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own its properties, conduct its business, enter into this Agreement and the other Documents and perform its obligations hereunder and thereunder.

         4.2 Due Authorization; Enforceability; No Conflicts. Purchaser has taken all corporate action necessary to authorize the execution, delivery and performance by it of each of the Documents. Assuming the due execution and delivery of this Agreement by Seller, the Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms and assuming the due execution and delivery by Seller of each of the other Documents at the Closing, upon

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execution and deliver thereof by Purchaser each of the other Documents will constitute a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. The execution, delivery and performance by Purchaser of each of the Documents and compliance by Purchaser with the terms hereof and thereof will not violate, conflict with or cause an event of default under (i) Purchaser's Certificate of Incorporation, or (ii) any other agreement, instrument, judgment, order, law, rule or regulation by which Purchaser is bound or to which any properties of Purchaser are subject, except where a violation, conflict or event of default under this subsection (ii) would not result in a material adverse effect on Purchaser's business, financial condition, results of operations or properties.

         4.3 Consents. No consent of, order or approval by, or filing with any governmental authority or other third party is required in connection with Purchaser's execution, delivery and performance of each of the Documents, including the purchase of the Shares by Purchaser hereunder, other than the termination or expiration of the HSR Waiting Period.

         4.4 Suitability as an Investor. Purchaser represents that it can bear the economic risk of its investment in the Shares and is investing in its own name and for its own account. Purchaser hereby represents and warrants that it is a sophisticated investor with knowledge and experience in business and financial matters and is able to bear the economic risk of purchasing the Shares and the Conversion Shares issuable upon conversion of the PS Shares, including the loss of the economic benefits of its entire investment.

         4.5 Investment Intent. Purchaser is acquiring the Shares and the Conversion Shares issuable upon the conversion of the PS Shares for investment for its own account and not with view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Shares and the Conversion Shares issuable upon the conversion of the PS Shares have not been registered under the Securities Act or applicable state securities laws by reason of certain exemptions from the registration provisions thereof that depend upon, among other things, the truth and accuracy of Purchaser's representations and warranties herein.

         4.6 Restricted Transferability. Purchaser acknowledges that the Shares and the Conversion Shares issuable upon the conversion of the PS Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It is understood that the certificates evidencing the Shares and the Conversion Shares issuable upon the conversion of the PS Shares may bear one or all of the following legends:

                  (a) "These securities have not been registered under the Securities Act of 1933 or any applicable state securities laws. They may not be sold, offered for sale,

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pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Securities Act or an opinion of counsel reasonably satisfactory to the Company that such registration is not required or unless sold pursuant to an exemption to such Securities Act."

                  (b) "A statement of all the designations, preferences, rights and qualifications, limitations or restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Company and upon the holders thereof may be obtained by any shareholder upon request and without charge, at the principal office of the Company."

                  (c) "The shares evidenced by this certificate are subject to the terms and conditions of a certain Stockholders Agreement which includes a voting agreement. Copies of the Stockholders Agreement may be obtained upon written request to the Company's secretary."

                  (d) Any legend required by any applicable securities laws of any state.

5.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         5.1 Survival of Representations, Warranties and Covenants. The representations and warranties of Seller set forth in Section 3 above shall survive the Closing until the eighteen month anniversary of the Closing Date. The representations and warranties of Purchaser set forth in Section 4 above shall survive the Closing until the eighteen month anniversary of the Closing Date. The covenants of Seller set forth in this Agreement which relate to periods following the Closing shall survive the Closing in accordance with the provisions of Section 6 below.

         5.2 Indemnification by Seller. Seller agrees to indemnify and hold harmless Purchaser from and against any and all assessments, judgments, debts, obligations, liabilities, losses, costs, damages or expenses (collectively, "Damages"), suffered, paid or incurred by Purchaser resulting from or caused by or arising out of: (i) any breach of any representation or warranty made by Seller to Purchaser in this Agreement or (ii) any failure by Seller to perform any covenant or agreement of Seller contained in this Agreement; provided, however, that Seller shall not have any obligation to indemnify Purchaser from and against any Damages resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of Seller contained herein until Purchaser has suffered Damages in excess of a Two Hundred Fifty Thousand Dollars ($250,000.00) threshold (at which point Seller will be obligated to indemnify Purchaser from and against all such Damages above such dollar figure); and provided, further, that in the absence of fraud the aggregate amount of Damages for which Seller may be liable under this
Section 5.2 shall not exceed Twenty Million Dollars ($20,000,000.00) in the aggregate.

         5.3 Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless Seller from and against any and all Damages suffered, paid or incurred by Seller resulting from or caused by or arising out of: (i) any breach of any representation or warranty made by Purchaser to Seller in this Agreement or (ii) any failure by Purchaser to perform any covenant or agreement of Purchaser contained in this Agreement; provided, however, that Purchaser shall not have any obligation to indemnify Seller from and against any Damages resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of Purchaser contained herein until Seller has suffered Damages in excess of a Two Hundred Fifty Thousand Dollars ($250,000.00) threshold (at which point Purchaser will be obligated to indemnify Seller from and against all such Damages above such dollar figure); and provided, further, that in the absence of fraud the aggregate amount of Damages for which Purchaser may be liable under this Section
5.3 shall not exceed Twenty Million Dollars ($20,000,000.00) in the aggregate.

         5.4 Exclusive Remedy. Purchaser and Seller acknowledge and agree that in the absence of fraud or other intentional malfeasance the foregoing indemnification provisions in this Section 5 shall be the exclusive remedy of Purchaser and Seller with respect to the transactions contemplated by this Agreement; provided, however, that the foregoing indemnification provisions are in addition to, and not in derogation of, any non-monetary equitable remedies available to the parties and any statutory, equitable or common law remedy any party hereto may have for fraud or other intentional malfeasance.

6.       COVENANTS

         6.1 Covenants. For so long as Seller is not subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended:

                  (a) Seller will permit Purchaser or any representative of Purchaser to visit and inspect Seller's premises and properties, including its books and records of account, from time to time, and to discuss Seller's business, finances and accounts with Seller's officers at reasonable times during Seller's regular business hours, upon reasonable advance written notice to Seller and in a manner that will not unreasonably interfere with the normal business operations of Seller.

                  (b) Seller shall deliver to Purchaser annual audited financial statements and quarterly unaudited financial statements for Seller, including the balance sheet, the statements of income and of cash flows for the fiscal quarter ending June 30, 1999, when such statements have been prepared.

                  (c) The books of account and other financial and corporate records of Seller shall be maintained in accordance with good business and accounting practices.

                  (d) Seller shall maintain in full force and effect its corporate existence, rights, governmental approvals and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it and deemed by Seller to be material to the conduct of its business.

                  (e) Seller shall comply with all applicable laws, rules, regulations and orders in all material respects.

                  (f) Seller shall keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper, or legally required, repairs, renewals, replacements, additions or improvements thereto; and Seller shall at all times comply in all material respects with each provision of all leases pursuant to which it occupies, or has possession of, property necessary in the conduct of its business.

                  (g) Seller shall keep its business and assets which are of an insurable character insured by reputable insurers against risk of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practices.

                  (h) Seller shall cause all Intellectual Property Rights, including, without limitation, technological developments, inventions, discoveries or improvements made by employees or agents of Seller to be fully documented in appropriate engineering form in accordance with the prevailing industrial professional standards, and where possible and appropriate, file and prosecute United States and foreign patent applications relating to and protecting such developments. In addition, Seller shall use its commercially reasonable efforts to cause all Intellectual Property Rights, including, without limitation, all technological developments, inventions, discoveries or improvements made by any employee of Seller to be owned by Seller and, where possible and appropriate, obtain legal protection for the benefit of Seller with respect to such property.

7.       CONDITIONS PRECEDENT.

         7.1      Conditions Precedent.

                  (a) Conditions to Each Party's Obligations. The obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                           (i) No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect and no application therefor shall be pending.

                           (ii) The HSR Waiting Period shall have expired or been terminated.

                  (b) Conditions to the Obligations of Purchaser. The obligation of Purchaser to purchase the Shares is subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                           (i) The Amended and Restated Certificate shall have been duly executed and filed with the Secretary of State of the State of Delaware.

                           (ii) The waiver contemplated under Section 2.2(a)(vii) above shall have been duly executed and delivered by each of the parties to the Existing Stockholders Agreement.

                           (iii) Seller shall have executed and delivered the License and Product Development Agreement.

                           (iv) Seller shall have executed and delivered the Stockholders Agreement.

                           (v) The representations and warranties of Seller contained in Section 3 above which are qualified as to materiality shall be true and correct and all other representations and warranties of Seller shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations that speak as of a particular date which shall be true and correct as of that date.

                           (vi) Seller shall have performed and complied in all material respects with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                           (vii) The Chief Executive Officer of Seller shall have delivered to Purchaser a certificate dated as of the Closing Date certifying that the conditions set forth in
                                    Section 7.1(b)(v) and 7.1(b)(vi) above have been fulfilled.

                           (viii) Purchaser shall have received from legal counsel to Seller an opinion addressed to Purchaser dated the Closing Date in the form of Exhibit D attached hereto.

                           (ix) Purchaser shall have received evidence of the third party consents required to be obtained by Seller pursuant to Section 3.7 above.

                  (c) Conditions to the Obligations of Seller. The obligations of Seller to issue and sell the Shares to Purchaser is subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                           (i) The waiver contemplated under Section 2.2(a)(vii) above shall have been duly executed and delivered by each of the parties to the Existing Stockholders Agreement.

                           (ii) Purchaser shall have executed and delivered the License and Product Development Agreement.

                           (iii) Purchaser shall have executed and delivered the Stockholders Agreement.

                           (iv) The representations and warranties of Purchaser contained in Section 4 above which are qualified as to materiality shall be true and correct and all other representations and warranties of Purchaser shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations that speak as of a particular date which shall be true and correct as of that date.

                           (v) Purchaser shall have performed and complied in all material respects with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                           (vi) An authorized officer of Purchaser shall have delivered to Seller a certificate dated as of the Closing Date certifying that the conditions set forth in Section 7.1(c)(iv) and 7.1(c)(v) above have been fulfilled.

8.       TERMINATION

         8.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                  (a) by written consent of Seller and Purchaser;

                  (b) by Purchaser, if Purchaser is prepared to close and all conditions to Seller's obligations to close pursuant to Section 7(c) above have been satisfied and Seller fails to close in accordance with Section 2 above;

                  (c) by Purchaser, if Seller fails to cure any material breach of this Agreement by Seller within ten (10) days after receiving written notice thereof from Purchaser;

                  (d) by Seller, if Seller is prepared to close and all conditions to Purchaser's obligations to close pursuant to Section 7(b) above have been satisfied and Purchaser fails to close in accordance with Section 2 above;

                  (e) by Seller, if Purchaser fails to cure any material breach of this Agreement by Purchaser within ten (10) days after receiving written notice thereof from Seller; or

                  (f) by Seller or Purchaser, if the Closing does not occur on or prior to August 31, 1999 (the "Outside Termination Date");

provided, however, that the party seeking termination pursuant to clauses (b) through (e) is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

         8.2 Notice of Termination. In the event of termination by Seller or Purchaser pursuant to Section 8.1 above, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by the other party upon receipt of such notice.

         8.3 Effects of Termination. Each party's right of termination under
Section 8.1 above is in addition to any other rights it may have under this Agreement and the exercise of such right of termination shall not be deemed to be an election of remedies. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 8.1 above, this Agreement shall become null and void and of no further force and effect except that the respective obligations of the parties in Sections 9.1 and 9.10 below shall survive such termination; provided, however, that nothing in this Section 8.3 shall be deemed to release either party from any liability for any breach by such party of any of its covenants set forth in this Agreement which occurs on or before the date of the termination of this Agreement.

9.       MISCELLANEOUS

         9.1 Expenses. Each party will pay all of its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         9.2 Further Assurance. Purchaser and Seller covenant and agree to take any and all such further action and to execute, acknowledge and deliver such instruments, documents and agreements as the other party hereto may reasonably request to effectuate, consummate or confirm the transactions contemplated hereby.

         9.3 Amendment and Waiver. This Agreement may be amended only in a writing signed by both parties hereto. Any provision of this Agreement may be waived by the party entitled to the benefit thereof only in a writing executed by the party against whom such waiver is sought to be enforced. No waiver shall be deemed a waiver of any other provision of this Agreement, and no waiver of a breach hereunder shall be deemed a waiver of any other or subsequent breach of this Agreement.

         9.4 Notice. All notices, demands and other communications to be given or delivered hereunder shall be in writing and will be deemed to have been given if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) to the addresses indicated below or to such other addresses as the parties may specify on notice as herein provided:

                  If to Seller:

                           Medscape, Inc.
                           134 West 29th Street
                           New York, New York  10001-5399
                           Attention:    Mr. Paul Sheils
                                         Chief Executive Officer
                           Telecopier: (212) 760-3140

                  With a copy to:

                      Patterson, Belknap, Webb & Tyler LLP
                           1133 Avenue of the Americas
                           New York, New York  10036
                           Attention:       Jeffrey E. LaGueux, Esq.
                           Telecopier:      (212) 336-2222

                  If to Purchaser:

                           National Data Corporation
                           National Data Plaza
                           Atlanta, Georgia  30329
                           Attention:     Mr. Walter M. Hoff
                                          President & Chief Executive Officer
                                          NDC Health Information Services
                           Telecopier: (404) 728-2892

                  With a copy to:

                           National Data Corporation
                           National Data Plaza
                           Atlanta, Georgia 30329
                           Attention:       Corporate Secretary
                           Telecopier: (404) 728-2892

                           and:

                           Troutman Sanders LLP
                           600 Peachtree Street, NE
                           Suite 5200
                           Atlanta, Georgia 30308
                           Attention:       Stephen E. Lewis, Esq.
                           Telecopier:      (404) 962-6616

         9.5 Binding Agreement; Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Purchaser will not be entitled to assign any of its rights and obligations hereunder to any third party without the prior written consent of Seller which may be granted or withheld in the sole and absolute discretion of Seller.

         9.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.7 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement and all provisions of this Agreement will be enforced and construed as if no captions had been used in this Agreement.

         9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which need not contain signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each party to this Agreement agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other party to this Agreement.

         9.9 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the choice of law provisions thereof.

         9.10 Confidentiality. Unless and until the Closing has been consummated, each party hereto shall hold, and shall be responsible to cause its respective counsel, accountants, appraisers, investors and investment bankers to hold, in confidence any and all confidential data or information made available to such party by the other party hereto using the same standard of care to protect such confidential data or information as is used to protect the recipient's own confidential information. If the transactions contemplated by this Agreement are not consummated, each party hereto agrees that it shall return or cause to be returned to the providing party all written materials and all copies thereof that were supplied to the recipient and that contain any such confidential data or information.

         9.11 Best Efforts to Consummate Transaction. Seller and Purchaser shall each use its commercially reasonable best efforts to cause the Closing to take place as promptly as practicable, including taking such action as is reasonably required to satisfy all conditions to the Closing within the reasonable control or direction of each such party and to comply promptly with all legal requirements which may be imposed on it with respect to the Closing.


         9.12 Notification of Changes.

                  (a) Seller shall promptly notify Purchaser by written updates to each of its representations and warranties contained herein of any matters occurring after the date hereof which, if existing or occurring on the date hereof, would have been required to be set forth on a schedule to this Agreement or which would render inaccurate any of the representations or warranties made by Seller in this Agreement (each, a "Supplement"). Upon Purchaser's receipt of a Supplement, such representation or warranty shall be deemed to be automatically updated as set forth therein; provided, however, that no Supplement provided pursuant to this
Section 9.12(a) shall be deemed to cure any breach of any representation or warranty existing as of the execution and delivery of this Agreement; provided, further, that if Purchaser does not reject any Supplement in writing within three business days following Purchaser's receipt thereof, or if Purchaser elects to close despite such Supplement, the Supplement shall be deemed accepted by Purchaser and the representations and warranties of Seller shall be deemed modified and supplemented as indicated in such Supplement for all purposes hereof.

                  (b) Between the date hereof and the Closing Date each party will promptly notify the other party of the occurrence of any breach of any representation, warranty or covenant of such party set forth in this Agreement or of the occurrence of any event that may make satisfaction of the conditions set forth in Section 7 above impossible or unlikely.

         9.13 "Market Stand-Off" Agreement. Purchaser hereby agrees that it shall not sell or otherwise transfer or dispose of any Shares or Conversion Shares during the period of one hundred eighty (180) days after the Registration Statement has been declared effective; provided, however, that all officers, directors and ten percent (10%) or greater stockholders of Seller then holding Common Stock of Seller shall enter into similar agreements and; provided, further, that Purchaser may transfer a portion of the Shares to its investment advisor, Lazard Freres & Co. LLC in partial payment of its fees in connection with the transactions contemplated hereby if Lazard Freres & Co. LLC executes and delivers a counterpart copy of the Stockholders Agreement.

                  IN WITNESS WHEREOF, each of the parties hereto have caused this Preferred Stock Purchase Agreement to be executed and delivered on its behalf as of the day and year first above written.


                                    NATIONAL DATA CORPORATION

                                    By:    /s/ James F. Campbell
                                       -----------------------------------------
                                         Name: James F. Campbell
                                         Title:    Vice President


                                    MEDSCAPE, INC.


                                    By:      /s/ Paul T. Sheils
                                       -----------------------------------------
                                          Name: Paul T. Sheils
                                          Title:    President and CEO

                             Exhibits and Schedules


                  Exhibit A                 Amended and Restated Certificate of Incorporation
                  Exhibit B                 Stockholders Agreement
                  Exhibit C                 License and Product Development Agreement
                  Exhibit D                 Opinion of Counsel
                  Schedule 3.2              Conflicts
                  Schedule 3.3              Capitalization
                  Schedule 3.5              Subsidiaries
                  Schedule 3.9              Agreements
                  Schedule 3.12             Intellectual Property
                  Schedule 3.13             Financial Statements
                  Schedule 3.14             Changes
                  Schedule 3.18             Contracts
                  Schedule 3.23             Negotiations

                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                 CERTIFICATE OF INCORPORATION OF MEDSCAPE, INC.


                  Paul T. Sheils hereby certifies that:

                  1. The present name of this corporation is Medscape, Inc. (the "Corporation"). The Corporation was originally incorporated under the name Medscape (DEL.), Inc., and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 25, 1998, as amended on December 23, 1998, March 5, 1999, May 17, 1999 and July __, 1999.

                  2. He is the duly elected President of the Corporation.

                  3. The Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read as follows:

                  FIRST:  The name of the Corporation is Medscape, Inc.

                  SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                  THIRD: The address of the registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, and the name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company in the County of New Castle.

                  FOURTH: (A) The total number of shares of all classes of stock which the Corporation is authorized to issue is sixty- two million seven hundred ninety-five thousand eleven (62,795,011), of which thirty-five million eight hundred ninety- seven thousand two hundred eight (35,897,208) shares shall be Class A Common Stock with a par value of one cent ($.01) per share, twenty-one million, five hundred forty-one thousand, one hundred sixty (21,541,160) shares shall be Class B (NonVoting) Common Stock with a par value of one cent ($.01) per share, and five million three hundred fifty-six thousand six hundred forty-three (5,356,643) shares shall be Preferred Stock with a par value of one cent ($.01) per share.

                  (B) The Class A Common Stock and the Class B (NonVoting) Common Stock (collectively the "Common Stock") shall have identical powers, rights, preferences, limitations and other characteristics, share for share, except that as otherwise required by law, the holders of shares of the Class B (NonVoting) Common Stock shall not have any voting power or vote for the election of directors or vote for any other purpose. Upon consummation of a firm commitment underwritten public offering of any class of common stock of the Corporation filed pursuant to a registration statement under the Securities Act of 1933, as amended (a "Public Offering") or immediately prior to the consummation of a "Corporate Change" (as hereafter defined), all shares of Class B Common Stock shall automatically convert on a one-for-one basis into Class A Common Stock, which shall be redesignated as Common Stock, $.01 par value, of the Corporation. A "Corporate Change" shall mean any event or transaction where: (i) the Corporation shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Corporation), (ii) the Corporation sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly owned subsidiary of the Corporation), (iii) the Corporation is to be dissolved and liquidated (including pursuant to Section 4(b) hereof), (iv) any person or entity, including a "group" as contemplated by
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Corporation's voting stock (based upon voting power), provided, that the fact that a stockholder is a party to the Amended and Restated Stockholders Agreement dated March 5, 1999 among the Corporation and the other parties thereto, as amended, or any successor agreement thereto and the Stockholders Agreement dated July __, 1999 between the Corporation and CBS Corporation, as amended or any successor agreement thereto (collectively, the "Stockholders Agreement"), shall not be deemed to constitute the formation of a group, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board of Directors of the Corporation.

                  (C) The rights, preferences and privileges and qualifications, limitations and restrictions granted to and imposed on the capital stock of the Corporation shall be as set forth below in this Article Fourth. References hereinafter made to Sections shall mean the Sections contained in this Article Fourth (C).

                  1. Definitions. As used herein, the following terms shall have the following definitions:

                           (a) "Additional Stock" shall have the meaning set
forth in Section 5(c)(ii) hereof.

                           (b) "Bylaws" shall mean the Bylaws of the
Corporation.

                           (c) "Common Stock" shall mean (a) the Corporation's
Class A Common Stock and Class B Common stock, par value $.01 per share, as authorized on the date hereof, and (b) any other capital stock of any class or classes (however designated) of the Corporation, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference under this Certificate of Incorporation (as the same may be further amended from time to time).

                           (d) "Common Stock Equivalents" shall have the meaning
set forth in Section 5(c)(iii) hereof.

                           (e) "Conversion Price" shall have the meaning set
forth in Section 5(a)(i) hereof.

                           (f) "Conversion Rights" shall have the meaning set
forth in Section 5 hereof.

                           (g) "Convertible Securities" means any indebtedness
or shares of stock convertible into or exchangeable for Common Stock.

                           (h) "Effective Price" of shares of Additional Stock
means the quotient determined by dividing (i) the total number of such shares of Additional Stock issued or sold, or deemed to have been issued or sold, by the Corporation under Section 5 hereof, into (ii) the consideration received by the Corporation under Section 5 hereof for the issuance of such shares of Additional Stock.

                           (i) "Initial Redemption Date" shall have the meaning
set forth in Section 8(c) hereof.

                           (j) "Option" means rights, options or warrants to
subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                           (k) "Option Holders" shall have the meaning set forth
in Section 8(a) hereof.

                           (l) "Optional Redemption Notice" shall have the
meaning set forth in Section 8(c) hereof.

                           (m) "Optional Series C Redemption" shall have the
meaning set forth in Section 8(a) hereof.

                           (n) "Original Series A Issue Price" means $0.0269 per
share of Series A Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series A Preferred Stock).

                           (o) "Original Series C Issue Price" means $4.60 per
share of Series C Preferred Stock and Series C-1 Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series C Preferred Stock or Series C-1 Preferred Stock).

                           (p) "Original Series D Issue Price" means $11.72 per
share of Series D Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series D Preferred Stock).

                           (q) "Original Series E Issue Price" means $25.00 per
share of Series E Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series E Preferred Stock).

                           (r) "Public Offering" means the consummation of an
offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act under which the aggregate gross proceeds received by the Corporation equals or exceed $20 million.

                           (s) "Qualified Public Offering" means the
consummation of an offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act under which the public offering price per share is not less than $7.03 per share (as adjusted for any stock split, stock dividend or recapitalization after July __, 1999) and the aggregate gross proceeds received by the Corporation equals or exceed $20 million.

                           (t) "Series A Liquidation Preference" means, as to
each share of Series A Preferred Stock, the greater of (i) $.0269 per share, plus all declared but unpaid dividends thereon, if any, as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series A Preferred Stock or (ii) the amount per share the holders would be entitled to receive if the holders had converted such shares of Series A Preferred Stock into Class A Common Stock immediately prior to the effectiveness of the event constituting the liquidation, dissolution or winding up of the Corporation.

                           (u) "Series C Liquidation Preference" means, as to
each share of Series C Preferred Stock and Series C-1 Preferred Stock, the greater of (i) the Original Series C Issue Price plus cumulative dividends thereon at the rate of six percent (6%) per annum, as adjusted for stock splits, reverse stock splits and similar transactions or occurrences with respect to the Series C Preferred Stock or Series C-1 Preferred Stock or (ii) the amount per share the holders would be entitled to receive if the holders had converted such shares of Series C Preferred Stock or Series

C-1 Preferred Stock into Class A Common Stock immediately prior to the effectiveness of the event constituting the liquidation, dissolution or winding up of the Corporation.

                           (v) "Series D Liquidation Preference" means, as to
each share of Series D Preferred Stock, the greater of (i) the Original Series D Issue Price plus cumulative dividends thereon at the rate of six percent (6%) per annum, as adjusted for stock splits, reverse stock splits and similar transactions or occurrences with respect to the Series D Preferred Stock or (ii) the amount per share the holders would be entitled to receive if the holders had converted such shares of Series D Preferred Stock into Class A Common Stock immediately prior to the effectiveness of the event constituting the liquidation, dissolution or winding up of the Corporation.

                           (w) "Series E Liquidation Preference" means, as to
each share of Series E Preferred Stock, the greater of (i) the Original Series E Issue Price plus cumulative dividends thereon at the rate of six percent (6%) per annum, as adjusted for stock splits, reverse stock splits and similar transactions or occurrences with respect to the Series E Preferred Stock or (ii) the amount per share the holders would be entitled to receive if the holders had converted such shares of Series E Preferred Stock into Class A Common Stock immediately prior to the effectiveness of the event constituting the liquidation, dissolution or winding up of the Corporation.

                           (x) "Series C Issuance Date" means October 31, 1997.

                           (y) "Series D Issuance Date" means March 5, 1999.

                           (z) "Series E Issuance Date" means July __, 1999.

                  2. Series and Number of Shares. The authorized number of shares of Series A Preferred Stock shall be 788,200, the authorized number of shares of Series C Preferred Stock shall be 1,478,359, the authorized number of shares of Series C-1 Preferred Stock shall be 932,401, the authorized number of shares of Series D Preferred Stock shall be 1,757,683 and the authorized number of shares of Series E Preferred Stock shall be 400,000. Shares of Series A, Series C, Series C-1, Series D and Series E Preferred Stock retired, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not be reissued, sold or transferred.

                  3. Dividend Rights.

                           (a) The holders of Series D Preferred Stock shall be
entitled to receive cumulative compound annual dividends per share at the rate of six percent (6%) of the Original Series D Issue Price (as adjusted for any stock dividends, combinations, or splits with respect to such shares), prior and in preference to any dividends on any other capital stock of the Corporation other than the Series E Preferred Stock. Such dividends shall begin accruing on

March 5, 1999, shall be cumulative and shall be payable on the earlier of a Corporate Change or a Public Offering. Notwithstanding the foregoing, in the event that the Corporation files, prior to March 5, 2000, a registration statement under the Securities Act covering the sale of its Common Stock which results in the consummation of the sale of such securities before the later of March 5, 2000 or four months after the date of filing of such registration statement at a public offering price of not less than $7.03 per share (as adjusted for any stock split, stock dividend or recapitalization after July __,
1999), then the cumulative dividend described in this Section 3(a) shall not be due and payable.

                           (b) The holders of Series E Preferred Stock shall be
entitled to receive cumulative compound annual dividends per share at the rate of six percent (6%) of the Original Series E Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such shares), prior and in preference to any dividends on any other capital stock of the Corporation other than the Series D Preferred Stock. Such dividends shall begin accruing on the Series E Issuance Date, shall be cumulative and shall be payable on the earlier of a Corporate Change or a Public Offering. Notwithstanding the foregoing, in the event that the Corporation files, prior to the first anniversary of the Series E Issuance Date, a registration statement under the Securities Act covering the sale of its Common Stock which results in the consummation of the sale of such securities before the later of the first anniversary of the Series E Issuance Date or four months after the date of filing of such registration statement, then the cumulative dividend described in this Section 3(b) shall not be due and payable.

                           (c) No dividends shall be declared, paid or set apart
on any capital stock of the Corporation until the cumulative dividends set forth in Section 3(a) and Section 3(b) have been paid on all outstanding shares of Series D Preferred Stock and Series E Preferred Stock (such payments to be made on a pari passu basis). After such payment, any additional dividends declared by the Board of Directors shall be payable (i) first to the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock on the basis of the shares of Class A Common Stock into which such shares are then convertible at a rate of six percent (6%) of the Original Series C Issue Price per annum (but in no event more than the amount per share paid to the Series D Preferred holders pursuant to Section 3(a) and the Series E Preferred holders pursuant to Section 3(b)) and (ii) then ratably among the holders of shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Class A Common Stock and Class B Common Stock (on the basis of the shares of Class A Common Stock into which such shares are then convertible); provided, that dividends on outstanding shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on any other capital stock of the Corporation with respect to the same dividend period. No dividends shall be payable on the shares of Series A Preferred Stock.

                           (d) With respect to any dividends declared in
accordance with Section 3(c) above, no right shall accrue to holders of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest. In addition, except for the dividends set forth in Section 3(a) hereof and Section 3(b) hereof, no dividends shall be paid on the Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock if such payment would violate the terms of any instrument governing indebtedness of the Corporation or any directly or indirectly owned subsidiary of the Corporation.

                  4. Liquidation Preference.

                           (a) Priority. In the event of any liquidation,
dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation legally available for distribution to its shareholders, shall be distributed in the following order of priority:

                                    (i) The holders of shares of Series D
         Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of the Corporation to the holders of shares of Class A and Class B Common Stock and Series A Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock by reason of their ownership thereof, an amount per share on a pari passu basis equal to the Series D Liquidation Preference for each outstanding share of Series D Preferred Stock then held by them and an amount per share equal to the Series E Liquidation Preference for each outstanding share of Series E Preferred Stock then held by them; the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any assets of the Corporation to the holders of shares of Class A and Class B Common Stock and Series A Preferred Stock by reason of their ownership thereof, an amount per share equal to the Series C Liquidation Preference for each outstanding share of Series C Preferred Stock or Series C-1 Preferred Stock held by them; and the holders of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any assets of the Corporation to the holders of shares of Class A and Class B Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Liquidation Preference for each outstanding share of Series A Preferred Stock held by them. If upon the occurrence of any such distribution, the assets of the Corporation thus distributed among the holders of shares of Series A, Series C, Series C-1, Series D and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution shall be distributed first to the holders of shares of Series D Preferred Stock and the shares of Series E Preferred Stock pro rata in proportion to the full preferential amounts to which such holders are entitled, second to the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock and third to the holders of shares of Series A Preferred Stock all payable to the extent that such holders are satisfied in full in accordance with the foregoing priority of distributions.

                                    (ii) After the distributions described in
         Section 4(a)(i) hereof have been made, then, to the extent available, the remaining assets of the Corporation shall be distributed among the holders of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Class A and Class B Common Stock pro rata based on the number of shares of Class A Common Stock held (or deemed to be held, on an as-converted basis, for the holders of the Series C, Series C-1, Series D and Series E Preferred Stock) by each.

                           (b) Consolidation, Merger, Etc. For purposes of this
Section 4, (i) any transaction or series of related transactions involving a consolidation or merger or other corporate reorganization of the Corporation in which the stockholders of the Corporation who were stockholders immediately prior to such consolidation, merger or reorganization own less than 50% of the voting power of the Corporation immediately after such consolidation, merger or reorganization or in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) and in which stockholders of the Corporation who were stockholders immediately prior to such transaction receive less than 50% of the voting power of the surviving corporation, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4.

                  5. Conversion. The holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have conversion rights as follows (the "Conversion
Rights"):

                           (a) Right to Convert.

                                    (i) Each share of Series A, Series C, Series
         C-1, Series D and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time or from time to time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by (A) dividing the Original Issue Price for such share by the conversion price (the "Conversion Price") at the time in effect for such share and (B) multiplying the quotient obtained by 2.5. The Original Issue Price and the initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; the Original Issue Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price and the Conversion Price per share for the Series C Preferred Stock shall be $4.29; the Original Issue Price and the initial Conversion Price per share for shares of Series C-1 Preferred Stock shall be $4.29; and the Original Issue Price and the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price and the Original Issue Price and the initial Conversion Price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in
         Section 5(c) hereof .

                                    (ii) Each share of Series A Preferred Stock,
         Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A Common Stock at the Conversion Price at the time in effect for such series, immediately prior to the consummation of the Corporation's sale of its Common Stock in a Qualified Public Offering and each share of Series E Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A Common Stock at the Conversion Price at the time in effect for such shares, immediately prior to the consummation of the Corporation's sale of its Common Stock in a Public Offering; provided, however, that the Conversion Price for the Series E Preferred Stock shall be subject to adjustment in connection with the consummation of a Public Offering as provided in clause (c) of this Section 5 in the event that the public offering price in such Public Offering is less than the Conversion Price for the Series E Preferred Stock as in effect immediately prior thereto. In addition, (1) each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A Common Stock at the Conversion Price at the time in effect for such series in the event that the holders of at least 70% of the Series A Preferred Stock then outstanding consent in writing to such conversion; and (2) each share of Series C Preferred Stock and Series C-1 Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A Common Stock at the Conversion Price at the time in effect for such series in the event that the holders of at least 70% of the Series C Preferred Stock and Series C-1 Preferred Stock then outstanding consent in writing to such conversion.

                           (b) Mechanics of Conversion. Before any holder of
shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice by mail, postage prepaid, or hand delivery, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, or to the nominee or nominees of such holders, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Class A Common Stock issuable upon such conversion of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                           (c) Conversion Price Adjustments of Series A
Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. The Conversion Price of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                                    (i) (A) Upon each issuance (or deemed
         issuance pursuant to the provisions hereof) by the Corporation of any Additional Stock after the Series D Issuance Date, without consideration or for an Effective Price per share less than the Conversion Price with respect to any series of Preferred Stock in effect immediately prior to the issuance (or deemed issuance) of such Additional Stock, then (1) the Conversion Price for the Series E Preferred Stock in effect immediately prior to each issuance (or deemed issuance) shall be adjusted to reflect two hundred and fifty percent (250%) of the Effective Price of the Additional Stock so issued until the Conversion Price for the Series E Preferred Stock has been adjusted downward to $17.58 per share, (2) the Conversion Price for the Series D Preferred Stock in effect immediately prior to each issuance (or deemed issuance) shall be adjusted to reflect the Effective Price of the Additional Stock so issued until the Conversion Price for the Series D Preferred Stock has been adjusted downward to $8.68 per share and (3) the Conversion Prices for the Series A Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock, the Conversion Price of the Series E Preferred Stock once it has been adjusted downward to $17.58 in accordance with subparagraph (1) above and the Conversion Price of the Series D Preferred Stock once it has been adjusted downward to $8.68 in accordance with subparagraph (2) above, in effect immediately prior to each issuance (or deemed issuance) shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be the number of outstanding shares of Common Stock and shares of Common Stock then issuable upon exercise or conversion of outstanding securities of the Corporation immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received (or deemed received) by the Corporation for such issuance would purchase at such Conversion Price; and (ii) the denominator of which shall be the number of outstanding shares of Common Stock and shares of Common Stock then issuable upon exercise or conversion of outstanding securities of the Corporation immediately after such issuance including the Additional Stock so issued.

                                            (B) No adjustment of the Conversion
Price for the Preferred Stock shall be made in an amount less than one-half of one cent ($0.005) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the Conversion Price. No adjustment of the Conversion Price for any series of Preferred Stock pursuant to this Section 5(c)(i) shall have the effect of increasing such Conversion Price for such series above the Conversion Price for such series in effect immediately prior to such adjustment.

                                            (C) In the case of the issuance of
securities of the Corporation for cash, the amount of consideration received by the Corporation for such securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                            (D) In the case of the issuance of
securities of the Corporation for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value of such noncash consideration, irrespective of any accounting treatment thereof, as determined by the Board of Directors.

                                            (E) In the case of the issuance
(whether before, on or after the Series D Issuance Date) of Options or Convertible Securities, the following provisions shall apply for all purposes of this Section 5(c)(i) and Section 5(c)(ii) hereof:

                                                     (1) With respect to Options
to purchase Class A or Class B Common Stock, the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such options were issued and for a consideration equal to the consideration (determined in the manner provided in Section 5(c)(i)(C) and Section 5(c)(i)(D) hereof), if any, received by the Corporation for such Options plus the minimum exercise price provided in such Options for Common Stock covered thereby.

                                                     (2) With respect to
Convertible Securities and Options to purchase Convertible Securities, the aggregate maximum number of shares of Common Stock deliverable upon the conversion or exchange of any such Convertible Securities and the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options to purchase Convertible Securities and the subsequent conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities or such Options were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and Options (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or the exercise of such Options and the conversion or exchange of the Convertible Securities issuable upon exercise of such Options (the consideration in each case to be determined in the manner provided in Section 5(c)(i)(C) and 5(c)(i)(D) hereof).

                                                     (3) In the event of any
change in the number of shares of Common Stock deliverable, or in the consideration payable to the Corporation, upon exercise of such Options or upon conversion or exchange of such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the applicable Conversion Prices of the Series A, C, C-1, D and E Preferred Stock, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.

                                                     (4) Upon the expiration or
termination of any such Options or any such rights to convert or exchange Convertible Securities, the applicable Conversion Prices of the Series A, C, C-1, D and E Preferred Stock, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Options and Convertible Securities which remain in effect) that were actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

                                                     (5) The number of shares of
Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 5(c)(i)(E)(1) and (2) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either
Section 5(c)(i)(E)(3) or (4) hereof.

                                    (ii) "Additional Stock" shall mean any
         shares of Common Stock issued (or deemed to have been issued pursuant to Section 5(c)(i)(E) hereof) by the Corporation after the Series D Issuance Date other than:

                                            (a) Common Stock issued pursuant to
         a transaction described in Section 5(c)(iii) hereof;

                                            (b) shares of Common Stock or
         options to purchase such Common Stock issued or to be issued to officers, employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation;

                                            (c) Common Stock issued or issuable
         upon conversion of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock;

                                            (d) Common Stock issued or to be
         issued by the Corporation pursuant to equipment lease financing arrangements with equipment lessors, or Common Stock reissued after the repurchase thereof by the Corporation as a result of any termination of a restricted stock purchase agreement or other employee equity plan or arrangement to which the Corporation is a party, which are approved by the Board of Directors; and

                                            (e) warrants to purchase up to
         22,500 shares of Class A Common Stock (and the Common Stock issuable upon exercise thereof).

                                    (iii) In the event the Corporation at any
         time or from time to time after the Series E Issuance Date fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the applicable Conversion Prices of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be appropriately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares issuable with respect to Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 5(c)(i)(E) hereof.

                                    (iv) If the number of shares of Common Stock
         outstanding at any time after the Series E Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Prices for the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be appropriately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

                           (d) Other Distributions. In the event the Corporation
shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(c)(iii) hereof, then, in each such case for the purpose of this Section 5(d), the holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were holders of the number of shares of Class A Common Stock into which their shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock entitled to receive such distribution.

                           (e) Recapitalization. If at any time or from time to
time there shall be a recapitalization of Common Stock (other than a subdivision, combination or consolidation, merger or sale of assets or stock transaction otherwise provided for herein), provision shall be made so that each holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, receivable upon such recapitalization by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock could have been converted immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustments of the applicable Conversion Prices then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                           (f) No Impairment. The Corporation will not, by
amendment of this Certificate of Incorporation or through any reorganization, recapitalization or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of shares of the Series A

Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock against impairment.

                           (g) No Fractional Shares. No fractional shares shall
be issued upon conversion of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and the number of shares of Class A Common Stock to be issued shall be rounded down to the nearest whole share, and there shall be no payment to a holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for any such rounded fractional share. Whether or not fractional shares result from such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock the holder is at the time converting into Class A Common Stock and the number of shares of Class A Common Stock issuable upon such aggregate conversion.

                           (h) Certificate as to Adjustments. Upon the
occurrence of each adjustment or readjustment of the applicable Conversion Prices of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the applicable Conversion Prices at the time in effect and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

                           (i) Notices of Record Date. In the event of any
taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                           (j) Reservation of Stock Issuable Upon Conversion.
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, then in addition to such other remedies as shall be available to the holder of such shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes.

                           (k) Notices. Any notice required by the provisions of
this Section 5 to be given to the holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be deemed given when received if delivered via courier or sent by facsimile, by telex, or by United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

                  6. Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are converted pursuant to
Section 5 hereof, the shares so converted shall be canceled, retired and eliminated and shall not be reissued by the Corporation.

                  7. Voting Rights.

                           (a) Each holder of a share of Series A Preferred
Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have the right to one vote for each share of Class A Common Stock into which such Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D

Preferred Stock and Series E Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share).

                           (b) The Board of Directors of the Corporation shall
be determined and shall be elected in accordance with the provisions of the Stockholders Agreement.

                           (c) At any meeting called for the purpose of electing
directors, the presence in person or by proxy of the holders of record of a majority in interest of the Corporation's voting securities shall constitute a quorum for the election of directors to be elected by such holders.

                           (d) Any action required to be taken at any meeting of
stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action as taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

                           (e) Except as otherwise provided in this Certificate
of Incorporation of the Corporation or by applicable law, the holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation and applicable law, and shall vote, together with the holders of shares of Class A Common Stock (and any other class or series of stock entitled to vote together as one class with the Class A Common Stock), with respect to any question upon which holders of shares of Class A Common Stock have the right to vote, as a single class.

                  8. Optional Redemption of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock.

                           (a) Series C Preferred Stock. Subject to the
provisions of Section 8(b) and Section 8(c) below, at any time after five (5) years from the Series C Issuance Date, but in no event more frequently than once per year, the holders of at least sixty percent (60%) (the "Option Holders") of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, voting together as a class, may notify the Corporation that all or some of the shares of Series C Preferred Stock and Series C-1 Preferred Stock held by such holders shall be redeemed (an "Optional Series C Redemption"). Upon its receipt of such notice, the Corporation shall (to the extent it is then lawfully able to do so), but subject to the provisions of
Section 8(b) and Section 8(c) below, redeem from the holders requesting such redemption (including those holders who later request redemption on a timely basis as hereinafter provided) the outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock specified in said request by payment in cash in respect of each share redeemed of an amount equal to the Series C Liquidation Preference. Upon receipt of any such request as to an Optional Series C Redemption, the Corporation shall promptly give written notice of the redemption request to each nonrequesting holder of record of the shares of Series C Preferred Stock and Series C-1 Preferred Stock and to each holder of shares of Series E Preferred Stock and Series D Preferred Stock, postage prepaid, at the post office address last shown on the records of the Corporation. With respect to an Optional Series C Redemption, nonrequesting holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock shall have thirty (30) days from the date such notice is mailed to request in writing redemption of their Series C Preferred Stock and Series C-1 Preferred Stock on the terms contained herein and on the date of redemption set forth in
Section 8(c), and all such requests shall be deemed to have been received by the Corporation on the date of the initial request by the Option Holders. Notwithstanding the foregoing, if the Series D Preferred Stock has elected to be redeemed pursuant to Section 8(b) below and/or if the Series E Preferred Stock has elected to be redeemed pursuant to Section 8(c) below, no payments shall be made with respect to this Section 8(a) until the Series D Liquidation Preference (including any principal, interest or other amounts represented by a promissory note) with respect to each share of Series D Preferred Stock then outstanding shall have been paid in full and/or the Series E Liquidation Preference (including any principal, interest or other amounts represented by a promissory note) with respect to each share of Series E Preferred Stock then outstanding shall have been paid in full.

                           (b) Series D Preferred Stock. If (i) the Series D
Preferred Stock has not been converted to Common Stock pursuant to Section 5(a)
(ii) on or before March 5, 2004 or (ii) in the event that any other capital stock of the Corporation (or any securities convertible into or exercisable or exchangeable into capital stock of the Corporation) is to be redeemed for any reason, upon the election (the "Series D Election") by the holders of sixty-six and two-thirds of the then outstanding shares of Series D Preferred Stock, the Corporation shall redeem all of the shares of Series D Preferred Stock by paying a per share sum equal to the Series D Liquidation Preference. The Series D Liquidation Preference shall be paid on a pari passu basis with the Series E Liquidation Preference (if the Series E Preferred Stock has elected to be redeemed pursuant to Section 8(c) below) and before any redemption payment is made in respect of any other capital stock of the Corporation (or any securities convertible into or exercisable or exchangeable into capital stock of the Corporation). The Corporation shall pay to each holder of Series D Preferred Stock (who has not converted pursuant to Section 5 prior to the date of such redemption) on the 90th day after the date of the Series D Election the Series D Liquidation Preference in cash in an amount equal to one-third of the Series D Liquidation Preference and in the form of a promissory note in an aggregate amount equal to two-thirds of the Series D Liquidation Preference. The note shall bear interest, compounded quarterly, through the date of payment, at the Defined Rate (as defined herein) on the Initial Redemption Date (as defined below), such rate to be computed on the basis of a 360-day year. Payments on the promissory note shall be payable in two annual installments on each of the first and second anniversaries of the Initial Redemption Date (each a "Redemption Date") for such Series D Preferred Stock unless such anniversary falls on a day which is not a business day in San Francisco, California, in which case the applicable redemption installment shall be due and payable on the next business day.

                           (c) Series E Preferred Stock. If (i) the Series E
Preferred Stock has not been converted into Common Stock pursuant to Section 5(a)(ii) on or before the fifth anniversary of the Series E Issuance Date or
(ii) in the event that any other capital stock of the Corporation (or any securities convertible into or exercisable or exchangeable into capital stock of the Corporation) is to be redeemed for any reason upon the election (the "Series E Election") by the holders of sixty-six and two-thirds of the then outstanding shares of Series E Preferred Stock, the Corporation shall redeem all of the shares of Series E Preferred Stock by paying a per share sum equal to the Series E Liquidation Preference. The Series E Liquidation Preference shall be paid on a pari passu basis with the Series D Liquidation Preference (if the Series D Preferred Stock has elected to be redeemed pursuant to Section 8(b) above) and before any redemption payment is made in respect to any other capital stock of the Corporation (or any securities convertible into or exercisable or exchangeable into capital stock of the Corporation). The Corporation shall pay to each holder of Series E Preferred Stock (who has not converted pursuant to Section 5 prior to the date of such redemption) on the 90th day after the date of the Series E Election, the Series E Liquidation Preference in cash in an amount equal to one-third of the Series E Liquidation Preference and in the form of a promissory note in an aggregate amount equal to two-thirds of the Series E Liquidation Preference. The note shall bear interest, compounded quarterly, through the date of payment, at the Defined Rate (as defined below) on the Initial Redemption Date (as defined below), such rate to be computed on the basis of a 360-day year. Payments on the promissory note shall be payable in two annual installments on each of the first and second anniversaries of the Initial Redemption Date for such Series E Preferred Stock unless such anniversary falls on a day which is not a business day in Atlanta, Georgia, in which case the applicable redemption installment shall be due and payable on the next business day.

                           (d) Redemption Date. Subject to Section 8(b) and
Section 8(c), the Corporation shall redeem the shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be redeemed hereunder no later than ninety (90) days after the date of the request by the initially requesting holders of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be. Such date shall be the "Initial Redemption Date" as described herein.

                           (e) Procedure. At least thirty (30) days prior to the
Initial Redemption Date, written notice shall be mailed, postage prepaid, to the holder of record of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be redeemed, at such holder's post office address last shown on the records of the Corporation, notifying such holder of the redemption of such shares to be redeemed at that time, specifying the Initial Redemption Date, the applicable redemption price, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Optional Redemption Notice"). On or after the Initial Redemption Date, each holder of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be redeemed shall surrender such holder's certificate or certificates representing shares to the Corporation, in the manner and at the place designated in the Optional Redemption Notice, and thereupon the applicable redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (f) Insufficient Funds. If the funds of the
Corporation legally available for redemption of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be redeemed on such date, those funds that are legally available shall be used to redeem the maximum number of shares of Series D Preferred Stock and Series E Preferred Stock first ratably among the holders of such shares to be redeemed. To the extent that funds remain after payment of the full Series D Liquidation Preference (including any and all principal, interest and other amounts represented by any promissory notes issued to the holders upon redemption and the full Series E Liquidation Preference (including any and all principal, interest and other amounts represented by any promissory notes issued to the holders upon redemption)), those funds will be used to redeem the maximum number of shares of Series C Preferred Stock and Series C-1 Preferred Stock ratably. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for redemption of shares of Preferred Stock such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed, at a price per share equal to the applicable redemption price (as previously determined), plus interest, compounded quarterly and calculated on the basis of a 360 day year, on the Initial Redemption Price at the Defined Rate (as defined hereinafter) accrued from and after the Initial Redemption Date to the date of actual redemption. As used herein, the

"Defined Rate" shall mean a rate per annum equal to (i) the highest rate then paid by the Corporation for indebtedness for borrowed money, plus one hundred
(100) basis points, or (ii) if the Corporation has no indebtedness for borrowed money then outstanding, then ten percent (10%), but in no event more than the maximum amount permissible by law.

                           (g) Limitation on Optional Redemption of Series C and
C-1 Preferred Stock. If the aggregate Series C Liquidation Preference payable on a Redemption Date exceeds fifty percent (50%) of the Corporation's cumulative retained earnings (as adjusted to reflect previous repurchases), calculated in accordance with generally accepted accounting principles consistently applied, on such date, then the Corporation only need redeem the maximum number of shares of Series C Preferred Stock and Series C-1 Preferred Stock ratably among the holders of such shares to be redeemed, such that the aggregate Series C Liquidation Preference does not exceed fifty percent of cumulative retained earnings. The shares of Series C Preferred Stock and Series C-1 Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At the end of each fiscal quarter thereafter when the Corporation has generated additional retained earnings, fifty percent of such additional retained earnings shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed, at a price per share equal to the Series C Liquidation Preference (as previously determined), plus interest, compounded quarterly and calculated on the basis of a 360 day year, on the Series C Liquidation Preference at the Defined Rate accrued from and after the Redemption Date to the date of actual redemption.

                           (h) Deposit of Optional Redemption Price. On or prior
to the Initial Redemption Date, the Corporation shall deposit the redemption price with respect to all shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock designated for redemption in the Optional Redemption Notice, the Series D Election or the Series E Election and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $50,000,000.00 as a trust fund for the benefit of the respective holders of the shares designated for the redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the redemption price for such shares to their respective holders on or after the Initial Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his shares certificate to the Corporation pursuant to Section 8(d) hereof, subject to the priority provision contained in Section 8(b) and Section 8(c) providing for payment of the Series D Liquidation Preference and/or the Series E Liquidation Preference in absolute priority to the redemption payments to other shareholders. Such instructions shall also provide that any funds deposited by the Corporation pursuant to this Section 8(h) for the redemption of shares subsequently converted into shares of Common Stock no later than the third (3rd) day preceding the Initial Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 8(h) remaining unclaimed at the expiration of two (2) years following the Initial Redemption Date shall be returned to the Corporation upon its request expressed in a resolution of its Board of Directors; provided, however, that the Corporation's obligation to pay the applicable redemption price shall continue.

                           (i) Notwithstanding any provision of this Section 8
to the contrary, the Corporation shall not make any redemption payments in respect of its capital stock (or any securities convertible into or exercisable or exchangeable into capital stock of the Corporation), from and after any election by the holders of the Series D Preferred Stock and/or the holders of the Series E Preferred Stock to cause such shares to be redeemed hereunder unless and until the aggregate Series D Liquidation Preference in respect of the shares of Series D Preferred Stock (including, without limitation, any principal, interest and any other amounts due on any promissory notes issued to such holders upon redemption) and/or the aggregate Series E Liquidation Preference in respect of the shares of Series E Preferred Stock (including, without limitation, any principal, interest and any other amounts due on any promissory notes issued to such holders upon redemption) shall have been paid in full.

                           (j) The Corporation will not, by amendment of its
Certificate if Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in taking all action as may be necessary or appropriate to protect the redemption rights of the holders of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock against impairment.

                  9. Common Stock.

                           (a) Dividend Rights. The holders of shares of Class A
Common Stock and Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any asset of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors, subject to the preference, liquidation and participation rights of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, more fully set forth in Sections 3 and 4 hereof.

                           (b) Liquidation Rights. Upon the liquidation,
dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 4 hereof.

                           (c) Redemption. Common Stock is not redeemable
without the consent of the holder thereof.

                           (d) Voting Rights. The holder of each share of Class
A Common Stock shall have the right to one vote, and shall be entitled to notice of any meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Class B Common Stock shall have no voting rights.

                  10. Restrictions and Limitations. (a) So long as shares of Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock remain outstanding, the Corporation shall not, without the consent of the holders of a majority of the Series C Preferred Stock and Series C-1 Preferred Stock then outstanding, voting together as a separate class, and the consent of the holders of sixty-six and two-thirds of the Series D Preferred Stock then outstanding, voting as a separate class.

                                    (i) Authorize or issue, or obligate itself
         to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series D Preferred Stock as to dividend rights or redemption rights or liquidation preferences;

                                    (ii) Pay, declare or set aside any dividend
         on any equity security not in accordance with Sections 3 and 4 hereof;

                                    (iii) Authorize or enter into any merger,
         consolidation, recapitalization or reorganization, or sale of substantially all of its assets unless in such merger, consolidation, recapitalization, reorganization or sale the holders of the Series D Preferred receive at least $17.58 (as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences after March 5, 1999) per share of Series D Preferred Stock; or

                                    (iv) Repurchase or acquire its own shares
         other than pursuant to this Certificate of Incorporation or in connection with shares held by employees upon the termination of such employee's employment with the Corporation pursuant to the terms and conditions of an employment agreement previously approved by the Corporation's Board of Directors.

                           (b) So long as shares of Series E Preferred Stock
remain outstanding, the Corporation shall not, without the consent of the holders of sixty-six and two-thirds of the Series E Preferred Stock then outstanding, voting as a separate class, effect any of the transactions described in subclauses (i), (ii) or (iv) of clause (a) of this Section 10.

                           (c) So long as shares of Series C Preferred Stock or
Series C-1 Preferred Stock remain outstanding, the Corporation shall not, without the consent of the holders of a majority of the Series C Preferred Stock and Series C-1 Preferred Stock then outstanding, voting together as a separate class, amend or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation if such amendment would change any of the rights, preferences or privileges provided herein for the benefit of, or adversely affect, the Series C Preferred Stock or Series C-1 Preferred Stock.

                           (d) So long as shares of Series D Preferred Stock
remain outstanding, the Corporation shall not, without the consent of the holders of sixty-six and two-thirds of the Series D Preferred Stock then outstanding, voting as a separate class, amend or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation if such amendment would change any of the rights, preferences or privileges provided herein for the benefit of, or adversely affect, the Series D Preferred Stock.

                           (e) So long as shares of Series E Preferred Stock
remain outstanding, the Corporation shall not, without the consent of the holders of sixty-six and two-thirds of the Series E Preferred Stock then outstanding, voting as a separate class, amend or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation if such amendment would change any of the rights, preferences or privileges provided herein for the benefit of, or adversely affect, the Series E Preferred Stock.

                  FIFTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any matter in respect of which such director shall be liable under
Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereof, or (iv) any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended hereafter to authorize further elimination or limitation of liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. Neither the amendment nor repeal of this Article FIFTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article FIFTH, shall eliminate or reduce the effect of this Article FIFTH in respect of any matter occurring, or any cause of action, suit, or claim that, but for this Article FIFTH, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision. The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto.

                                      * * *

                  4. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation this __ day of July, 1999 and declares under the penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.



                                                --------------------------------
                                                Paul T. Sheils
                                                President

                                                                      Exhibit B

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

                   THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") made as of this day of July, 1999, by and among MEDSCAPE, INC., a Delaware corporation (the "Corporation"), having its principal office at 134 W. 29th Street, New York, New York 10001-5399, certain existing stockholders of the Corporation listed on Schedule I attached hereto under "Existing Stockholders," each having an address as indicated thereon (the "Existing Stockholders"), the persons listed on Schedule I under "Investor Stockholders," each having an address as indicated on Schedule I (collectively, the "Investor Stockholders"), and any subsequent stockholder of the Corporation who becomes a party to this Agreement pursuant to the terms and conditions hereof (the "Additional Stockholders", and collectively, with the Existing Stockholders and the Investor Stockholders, the "Stockholders"). This Agreement amends and restates in its entirety the Stockholders Agreement, dated as of October 31, 1997, as amended on February 19, 1998, October 23, 1998, March 5, 1999 and May 24, 1999, by and among the Corporation and the Existing Stockholders (the "Antecedent Agreement").


                                   BACKGROUND

                   The Corporation is a corporation duly organized and existing under the laws of the State of Delaware with a total authorized capitalization
of       shares of which (a)       shares are designated as Series A Preferred
Stock, par value $.01 per share, of which       shares are issued and
outstanding as of this date; (b)       shares are designated as Series C
Preferred Stock, par value $.01 per share, of which       shares are issued and
outstanding as of this date, (c)       shares are designated as Series C-1
Preferred Stock, par value $.01 per share, of which shares are issued and
outstanding as of this date, (d)       shares are designated as Series D
Preferred Stock, par value $.01 per share, of which       shares are issued and
outstanding as of this date, (e) 1,000,000 shares are designated as Series E Preferred Stock, par value $.01 per share, of which 1,000,000 shares shall be
issued effective upon the Closing, (f)       shares are designated as Class A
Common Stock, par value $.01 per share, of which       shares are issued and
outstanding as of this date,       shares are duly reserved for issuance in
connection with the conversion of Series C Preferred Stock,       shares are
duly reserved for issuance in connection with the conversion of the Series C-1
Preferred Stock,       shares are duly reserved for issuance in connection with
conversion of Series D Preferred Stock and 1,000,000 shares are duly reserved for issuance in connection with conversion of Series E Preferred Stock and (g)
       shares are designated as Class B Common Stock, par value $.01 per share,
of which (i)       shares are issued and outstanding as of this date and (ii)
       shares are duly reserved for issuance to officers, directors and employees of the Corporation pursuant to the Corporation's stock option plan or other arrangements approved by the Corporation's Board of Directors. This Agreement is being entered into in connection with the Closing to amend and restate the Antecedent Agreement in accordance with Section 12 thereof.

                   Each of the Stockholders owns that number of shares of Preferred Stock and Common Stock (together with any other shares of capital stock of the Corporation now owned or hereafter acquired by the Stockholders and their successors or assigns from any Person by any means, including without limitation, any acquisition by gift, purchase, dividend, conversion, stock split, recapitalization or otherwise, collectively, the "Shares") set forth opposite the name of each such Stockholder on Schedule II attached hereto. It is deemed to be in the best interest of the Corporation and the Stockholders that provision be made for the continuity and stability of the business and policies of the Corporation and, to that end, the Corporation and the Stockholders hereby set forth their agreement with respect to the Shares.

                   NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby further agree as follows:

                   SECTION Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them elsewhere in this Agreement or as specified below:

                   "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such Person.

                   "Closing" shall mean the closing of the transactions contemplated under the Purchase Agreement which shall take place effective as of the first date set forth above.

                  "Commission" shall mean the United States Securities and Exchange Commission.

                  "Common Directors" shall have the meaning set forth in Section 2(b)(vii) hereof.

                   "Common Stock" shall mean (a) the Corporation's Class A Common Stock, par value $.01 per share, as authorized on the date of this Agreement, (b) the Corporation's Class B Common Stock, par value $.01 per share, as authorized on the date of this Agreement, (c) any other capital stock of any class or classes (however designated) of the Corporation, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference under the Restated Certificate of Incorporation (as the same may be further amended from time to time after the Closing), and (d) any other securities into which or for which any of the securities described in clause (a), (b) or (c) of this definition may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  "Corporation Notice" shall have the meaning set forth in
Section 4(b) hereof.

                   "Designated Offering" shall mean a firmly underwritten public offering registered under the Securities Act with an aggregate minimum gross offering price to the public of $20,000,000 with a per share price equal to no less than $7.03 per share (as adjusted for any stock split, stock dividend or recapitalization after July , 1999).

                  "Equity Securities" shall have the meaning set forth in
Section 3(a) hereof.

                   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                   "Exchange Act Registration Statement" shall mean a registration statement filed pursuant to the Exchange Act, relating to any class of equity securities of the Corporation.

                   "Excluded Form" shall mean a registration statement filed pursuant to the Securities Act on Form S-8, S-4 or any similar or successor forms.

                   "Excluded Securities" shall mean those securities described in Section 3(g) hereof.

                   "Existing Registrable Securities" shall mean: (a) all the shares of Common Stock of the Corporation, other than Investor Registrable Securities, that are now owned or may hereafter be acquired by any Holder or its permitted successors and assigns, and any other shares of Common Stock acquired by such Holder pursuant to Sections 3 or 4 of this Agreement; and (b) any shares of Common Stock of the Corporation issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of all such shares of Common Stock described in clause (a) of this definition; excluding in all cases, however, (i) any Existing Registrable Securities sold pursuant to registration under the Securities Act or (ii) any

Existing Registrable Securities sold, subsequent to the Corporation's initial public offering of securities registered under the Securities Act, pursuant to Rule 144 (or similar or successor rule) promulgated under the Securities Act.

                   "Form S-3" shall mean the form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission which permit inclusion or incorporation of substantial information by reference to other documents filed by the Corporation with the Commission.

                   "Holder" shall mean any holder of Common Stock owning of record Registrable Securities that have not been sold to the public and, for purposes of this Agreement, a record holder of the Series C Stock, Series D Preferred Stock or Series E Preferred Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided, however, that the Corporation shall in no event be obligated to register the Series C Stock, Series D Preferred Stock or Series E Preferred Stock, and that Holders of Registrable Securities shall not be required to convert their shares of Series C Stock, Series D Preferred Stock or Series E Preferred Stock into Common Stock in order to exercise the registration rights granted under Section 6 hereof, until immediately before the closing of the offering to which the registration relates.

                  "Initiating Holders" shall have the meaning set forth in
Section 6(d)(ii) hereof.

                  "Investor Notice" shall have the meaning set forth in Section 4(c) hereof.

                   "Investor Registrable Securities" shall mean: (a) all the shares of Common Stock of the Corporation issued or issuable upon the conversion of the shares of Series C Stock, Series D Preferred Stock or Series E Preferred Stock that are now owned or may hereafter be acquired by any Holder or its permitted successors and assigns, all the shares of Common Stock issued pursuant to the Purchase Agreement and any other shares of Common Stock acquired by such Holder pursuant to Sections 3 or 4 of this Agreement; and (b) any shares of Common Stock of the Corporation issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of all such shares of Common Stock described in clause (a) of this definition; excluding in all cases, however, (i) any Investor Registrable Securities sold pursuant to registration under the Securities Act or (ii) any Investor Registrable Securities sold, subsequent to the Corporation's initial public offering of securities registered under the Securities Act, pursuant to Rule 144 (or similar or successor rule) promulgated under the Securities Act.

                   "Investor Registrable Securities then outstanding" shall mean the number of shares of Investor Registrable Securities that are then issued and outstanding or are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.


                   "Limited Sales" shall mean, for the period of one year after the date hereof, (a) aggregate sales of no more than 5% of the outstanding Series A Preferred Stock and (b) aggregate sales of no more than 5% of the outstanding Series C Stock.

                  "MTV Director" shall have the meaning set forth in Section 2(b)(i) hereof.

                  "Notice of Acceptance" shall have the meaning set forth in
Section 3(c) hereof.

                  "Offer" shall have the meaning set forth in Section 3(a) hereof.

                  "Permitted Transfer" and "Permitted Transferee" shall have the meanings set forth in Section 4(d) hereof.

                   "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

                   "Preferred Stock" shall mean (a) the Corporation's Series A Preferred Stock, par value $.01 per share, as authorized on the date of this Agreement, (b) the Corporation's Series C Preferred Stock, par value $.01 per share, as authorized on the date of this Agreement, (c) the Corporation's Series C-1 Preferred Stock, par value $.01 per share, as authorized on the date of this Agreement, (d) the Corporation's Series D Preferred Stock, par value $.01 per share, as authorized on the date of this Agreement, (e) Series E Preferred Stock, par value $.01 per share, as authorized on the date of this Agreement, and (f) any other securities into which or for which any of the securities described in clause (a), (b), (c), (d) or (e) of this definition may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                   "Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of July , 1999, between the Corporation and National Data Corporation, as the same may be amended from time to time.

                   "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  "Registrable Securities" shall mean, collectively, Existing Registrable Securities and Investor Registrable Securities.

                  "Registration Expenses" shall have the meaning set forth in
Section 6(d) hereof.

                  "Remaining Securities" shall have the meaning set forth in
Section 3(d) hereof.

                   "Restated Certificate of Incorporation" shall mean the Corporation's Restated and Amended Certificate of Incorporation, filed in the Office of the Secretary of State of Delaware on July , 1999, a copy of which is attached hereto as Exhibit A.

                   "Sale Shares" shall have the meaning set forth in Section 4(a) hereof.

                   "Section 4 Shares" shall mean any shares of Common Stock or Preferred Stock issued to the Section 4 Stockholders.

                   "Section 4 Shares Transfer" shall have the meaning set forth in Section 4(a) hereof.

                   "Section 4 Stockholders" shall mean Jeffrey L. Drezner, Excelsior Fund 1, Peter Frishauf, Steven Kalin and Paul Sheils.

                   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                   "Series C Director" shall have the meaning set forth in
Section 2(b)(ii) hereof.

                   "Series D Director" shall have the meaning set forth in
Section 2(b)(iii) hereof.

                   "Series A Preferred Stock" shall mean the Corporation's authorized and outstanding shares of Series A Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions set forth in the Restated Certificate of Incorporation, of which 788,200 shares are outstanding as of the date hereof.

                   "Series C Preferred Stock" shall mean the Corporation's authorized and outstanding shares of Series C Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions set forth in the Restated Certificate of Incorporation.

                   "Series C-1 Preferred Stock" shall mean the Corporation's authorized and outstanding shares of Series C-1 Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions set forth in the Restated Certificate of Incorporation.

                   "Series C Stock" shall mean the Series C Preferred Stock and the Series C-1 Preferred Stock taken together.

                   "Series D Preferred Stock" shall mean the Corporation's authorized and outstanding shares of Series D Convertible Preferred Stock, par value $.01 per share, having the designations, preferences and privileges and qualifications, limitations and restrictions set forth in the Restated Certificate of Incorporation.

                   "Series E Preferred Stock" shall mean the Corporation's authorized and outstanding shares of Series E Convertible Preferred Stock, par value $.01 per share, having the designations, preferences and privileges and qualifications, limitations and restrictions set forth in the Restated Certificate of Incorporation.

                   "transfer" shall mean any sale, assignment, transfer, disposition, donation, pledge, bequest, hypothecation, gift, conveyance, encumbrance or any other disposition or transfer of a Share or any interest or rights (legal or equitable) therein by any means whatsoever, whether direct or indirect, absolute or conditional, voluntary or involuntary, by operation of law (including without limitation, by operation of the laws of descent and distribution) or otherwise.

                  "Transferring Stockholder" shall have the meaning set forth in
Section 4(a) hereof.

                  "TS Notice" shall have the meaning set forth in Section 4(a) hereof.

                  "Violation" shall have the meaning set forth in Section 6(j)(i) hereof.

                   SECTION 2.  Election of Directors.

                   (a) The Stockholders shall take all steps necessary, acting in their respective capacities as stockholders, directors or officers of the Corporation, as the case may be, to perform their obligations and agreements hereunder, to cause the Corporation to perform its obligations and agreements hereunder and under the Purchase Agreement and to implement and cause the Corporation to implement the provisions of this Agreement and the Purchase Agreement, including without limitation, the calling and holding of stockholders' meetings for the election of directors or the election of directors by consent in writing.

                   (b) The Board of Directors of the Corporation shall consist of a maximum of nine (9) directors. At each annual meeting of the stockholders of the Corporation, and at each special meeting of the stockholders of the Corporation called for the purpose of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation, then, and in each such event, the Stockholders agree that they shall vote all Shares owned by them for the election of the Board of Directors in the following manner:

                            (i) Media Technology Ventures, L.P. and Media
                   Technology Ventures Entrepreneurs Fund, L.P (collectively, "MTV") shall be entitled, but not obligated, so long as MTV is the holder of record of at least five percent (5%) of a class of voting equity securities of the Corporation then outstanding, to elect one (1) director (the "MTV Director");

                            (ii) the holders of record of shares of Series C
                   Stock, excluding MTV, voting together as a separate class, shall be entitled, but not obligated, so long as such holders are the holders of record, in the aggregate, of at least five percent (5%) of the outstanding shares of Series C Stock constituting at least 200,000 shares, to elect one (1) director, who shall be nominated by the holders of record of a majority of the shares of Series C Stock, excluding MTV, then outstanding (the "Series C Director");

                            (iii) the holders of record of shares of Series D
                   Preferred Stock, voting together as a separate class, shall be entitled, but not obligated, to elect one (1) director, who shall be nominated by the holders of record of a majority of the shares of Series D Preferred Stock then outstanding (the "Series D Director");

                            (iv) TBG Information Investors, LLC ("TBG") shall be
                   entitled, but not obligated, so long as TBG is the holder of record of at least five percent (5%) of a class of voting equity securities of the Corporation then outstanding, to elect one (1) director (the "TBG Director");

                            (v) upon nomination by the Board of Directors and
                   for so long as he is employed as Chief Executive Officer of the Corporation, the Stockholders shall elect Paul T. Sheils as a director of the Corporation;

                            (vi) upon nomination by the Board of Directors and
                   for so long as he is employed as Executive Vice President of the Corporation, the Stockholders shall elect Jeffrey L. Drezner, M.D., Ph.D., as a director of the Corporation; and

                            (vii) the holders of record of shares of Class A
                   Common Stock and Series A Preferred Stock, voting together as a single class, shall elect three (3) directors, two (2) of whom shall be nominated by the holders of record of a majority of the shares of Class A Common Stock and Series A Preferred Stock then outstanding, and one (1) of whom shall be nominated by a majority of the two directors so nominated pursuant this Section 2(b)(vii) and the MTV Director (collectively, the "Common Directors"); provided, however, that (1) Mr. Peter Frishauf or his designee shall hold and continue to hold one (1) of the Common Directors seats provided for in this Section 2(b)(vii) so long as Mr. Frishauf or his nominee is the holder of record of, in the aggregate, at least five percent (5%) of a class of voting equity securities of the Corporation and (2) Mr. Alan Patricof or his designee shall hold and continue to hold one
                   (1) of the Common Directors seats provided for in this
                   Section 2(b)(vii) so long as The Excelsior Fund I, APA Excelsior IV, L.P., APA Excelsior IV Offshore, L.P. or The Patricof Private Investment Club, or their nominees, are the holders of record of, in the aggregate, at least five percent (5%) of a class of voting equity securities of the Corporation.

                   (c) In the event that either MTV or the holders of Series C Stock is no longer entitled to elect to the Board of Directors the MTV Director or the Series C Director as provided in Section 2(b)(i) and 2(b)(ii) above, respectively, then such director(s) shall be nominated by a majority vote of the Board of Directors.

                   (d) At any such meeting called for the purpose of electing directors, the presence in person or by proxy of (i) MTV or its authorized representative, in the case of the election of the MTV Director, (ii) TBG or its authorized representative, in the case of the election of the TBG
Director, (iii) the holders of record of a majority of the shares of Series C Stock (excluding MTV) then outstanding, in the case of the election of the Series C Director, (iv) the holders of record of a majority of the shares of the Series D Preferred Stock outstanding in the case of the Series D Director, and
(v) the holders of record of a majority of the shares of the Class A Common Stock and the Series A Preferred Stock then outstanding, in the case of the election of the Common Directors, shall constitute a quorum for the election of directors to be elected by such holders. The Stockholders agree to take any actions deemed advisable by the Board to amend the Bylaws of the Corporation to reflect the quorum conditions reflected in this Section 2(e).

                   (e) A vacancy in any directorship entitled to be elected by MTV (including without limitation, a vacancy resulting from the decision during an earlier election by MTV not to fill the directorship to be held by the MTV Director) shall be filled only by vote or written consent of MTV, in the manner set forth herein. A vacancy in any directorship entitled to be elected by TBG (including without limitation, a vacancy resulting from the decision during an earlier election by TBG not to fill the directorship to be held by the TBG Director) shall be filled only by vote or written consent of TBG, in the manner set forth herein. A vacancy in any directorship entitled to be elected by the holders of record of shares of Series C Stock (including without limitation, a vacancy resulting from the decision during an earlier election by the holders of the Series C Stock not to fill the directorship to be held by the Series C Director) shall be filled only by vote or written consent of the holders of record of shares of Series C Stock (excluding MTV), in the manner set forth herein. A vacancy in any directorship elected by the holders of record of shares of Class A Common Stock and Series A Preferred Stock shall be filled only by vote or written consent of the holders of record of shares of Class A Common Stock and Series A Preferred Stock, in the manner set forth herein. A vacancy in any directorship elected by the holders of record of shares of Series D Preferred Stock shall be filled only by vote or written consent of the holders of record of Series D Preferred Stock.

                   (f) Except as may otherwise be provided by law, each MTV Director who shall have been elected as provided in this Section 2 may be removed during his term of office, whether with or without cause, only by MTV. Except as may otherwise be provided by law, each TBG Director who shall have been elected as provided in this Section 2 may be removed during his term of office, whether with or without cause, only by TBG. Except as may otherwise be provided by law, each Series C Director who shall have been elected as provided in this Section 2 may be removed during his term of office, whether with or without cause, only by the holders of record of a majority of the shares of Series C Stock (excluding MTV) then outstanding. Except as may otherwise be provided by law, each Common Director who shall have been elected as provided in this Section 2 may be removed during his term of office, whether with or without cause, only by the holders of record of a majority of the shares of Class A Common Stock and Series A Preferred Stock then outstanding. Except as may otherwise be provided by law, each Series D Director who shall have been elected in this Section 2 may be removed during his term of office, whether with or without cause, only by the holders of record of a majority of the Series D Preferred Stock then outstanding.

                   (g) Each MTV Director, Series C Director, Series D Director and Common Director shall be entitled to one (1) vote on all matters which directors are entitled to vote on. In addition to the rights granted to all directors as contained in the Corporation's By-laws, the MTV Director, the Series C Director and the Series D Director shall each have the right to call meetings of the Board of Directors and management of the Corporation, upon no less than five (5) days' prior written notice; provided, that any such meetings are called no more frequently than once per fiscal quarter.

                   (h) Highland Capital Partners ("Highland") shall be entitled to have one observer (the "Highland Observer") selected by Highland present at all meetings of the Board and at all meetings of any committee of the Board and such observer shall be notified of any such meetings, including such meetings' time and place, in the same manner as the directors of the Corporation and the members of the respective committee of the Board, as applicable. The Highland Observer shall have the same access to information concerning the business and operations of the Corporation and at the same time as the directors of the Corporation, and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board and the committees of the Board, but shall not have the right to vote.

                   (i) Unless otherwise agreed by the respective Series D Director or the Highland Observer, the Corporation shall pay all reasonable travel expenses and other out-of-pocket reasonable disbursements incurred by the Series D Director and the Highland Observer, as the case may be, in connection with their attending meetings of the Board or of any committee thereof.

                   (j) The rights and obligations of the Corporation and the Stockholders set forth in this Section 2 shall terminate upon the consummation of a Designated Offering.

                   SECTION 3. Right of First Offer. So long as a Stockholder is a holder of at least 50,000 shares of Common Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), or at least 50,000 shares Series C Stock, Series D Preferred Stock or Series E Preferred Stock convertible into shares of Common Stock, or any combination thereof (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), such Stockholder shall be entitled to the following right of first offer:

                   (a) Except in the case of Excluded Securities, the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of Common Stock, (ii) any other equity security of the Corporation, (iii) any debt security of the Corporation which by its terms is convertible into or exchangeable for, with or without consideration, any equity security of the Corporation, or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security of the Corporation (collectively, the "Equity Securities"), unless in each case the Corporation shall have first offered to sell to such Stockholder the Equity Securities, at a price and on such other terms as shall have been specified by the Corporation in writing delivered to the Stockholder (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from the date the Offer is received by such Stockholder.

                   (b) Each such Stockholder shall have the right to purchase up to its pro rata share of the Equity Securities. As used in this Section 3, each such Stockholder's "pro rata share" shall be that amount of the Equity Securities which would result in the Stockholder's owning the same percentage of the Corporation's issued and outstanding Common Stock after the issuance of Equity Securities as the Stockholder owned immediately prior to the issuance (assuming in each case the issuance of all shares issuable upon the conversion or exercise, as the case may be, of (i) the shares of Series A Preferred Stock, Series C Stock, Series D Preferred Stock and Series E Preferred Stock held by such Stockholder, if any, and (ii) the Equity Securities).

                   (c) Notice of a Stockholder's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Stockholder and delivered to the Corporation at or prior to the end of the 30-day period commencing with the date the Offer is received by such Stockholder (or, if later, within 10 days after the giving of any written notice of a material change in such Offer), setting forth such portion (specifying number of shares, principal amount or the like) of the Equity Securities as such Stockholder elects to purchase (the "Notice of Acceptance").

                   (d) The Corporation shall have 90 days from the expiration of the foregoing 30-day period to sell all or any part of such Equity Securities as to which a Notice of Acceptance has not been given by the Stockholders (the "Remaining Securities") to any other Person or Persons, but only upon terms and conditions in all material respects, including without limitation, unit price and interest rates (but excluding payment of legal fees of counsel of the purchaser), which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to Corporation than those set forth in the Offer. Upon the closing of the sale to such other Person or Persons of all the Remaining Securities, which shall include payment of the purchase price to the Corporation in accordance with the terms of the Offer, if a Stockholder has timely submitted a Notice of Acceptance, it shall purchase from the Corporation, and the Corporation shall sell to such Stockholder, the Equity Securities in respect of which a Notice of Acceptance was delivered to the Corporation by the Stockholder at the terms specified in the Offer. The purchase by a Stockholder of any Equity Securities is subject in all cases to the preparation, execution and delivery by the Corporation and such Stockholder of a purchase agreement and other customary documentation relating to such Equity Securities as is satisfactory in form and substance to such Stockholder and its counsel.

                   (e) In each case, any Equity Securities not purchased by eligible Stockholders or by a Person or Persons in accordance with Section 3(d) may not be sold or otherwise disposed of until they are again offered to the Stockholders under the procedures specified in Sections 3(a), (b), (c) and (d) hereof.

                   (f) The Corporation agrees that on or before the issuance to any Person of any Equity Securities not purchased by the Stockholders, it shall cause such Person to agree in writing to be bound by the obligations imposed upon Stockholders under this Agreement as if such Person were originally a signatory to this Agreement.

                   (g) The rights of the eligible Stockholders under this
Section 3 shall not apply to the following securities (the "Excluded
Securities"):

                                    (i) up to 8,250,000 shares (or such higher
         number of shares as may be approved from time to time by (w) a majority in interest of the outstanding voting stock of the Corporation, (x) a majority in interest of the Series C Stock voting separately as a single class, (y) 66 2/3 in interest of the Series D Preferred Stock voting separately as a single class and (z) 66 2/3 in interest of the Series E Preferred Stock voting separately as a single class) of Common Stock or options to purchase shares of Common Stock, issued or to be issued to officers, employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation and the Stockholders;

                                    (ii) Common Stock issued as a stock dividend
         or upon any stock split or other subdivision or combination of shares of Common Stock;

                                    (iii) Common Stock issued upon conversion of
         any shares of Preferred Stock;

                                    (iv) any securities issued for consideration
         other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                                    (v) Common Stock issued or to be issued by
         the Corporation pursuant to equipment lease financing with equipment lessors, or Common Stock reissued after the repurchase thereof by the Corporation as a result of any termination of a restricted stock purchase agreement or other employee equity plan or arrangement to which the Corporation is a party, which are approved by the Board of Directors;

                                    (vi) Common Stock issued pursuant to
         transactions or agreements which have been approved by (w) a majority in interest of the outstanding voting stock of the Corporation, (x) a majority in interest of the Series C Stock voting separately as a single class, (y) 66 2/3 in interest of the

         Series D Preferred Stock voting separately as a single class and (z) 66 2/3 in interest of the Series E Preferred Stock voting separately as a single class; and

                                    (vii) warrants to purchase up to 22,500
         shares of Class A Common Stock (and the Common Stock issuable upon exercise thereof).

                   (h) Notwithstanding the foregoing provisions of this Section 3, the rights of the Stockholders and the obligations of the Corporation under this Section 3 shall be inapplicable to a Designated Offering and the provisions of this Section 3 shall terminate upon the consummation of such Designated Offering.

                   SECTION 4. Right of First Refusal. The Corporation and the Investor Stockholders shall be entitled to the following right of first refusal:

                   (a) Transfer of Shares. The Section 4 Stockholders shall not transfer (each, a "Transferring Stockholder"), either in a single transaction or in a series of transactions, in the aggregate, in excess of ten percent (10%) of the Section 4 Shares or any right or interest therein then owned by him or it except by a transfer that meets the requirements of this Section 4 and of this Agreement generally. In the event that a Transferring Stockholder proposes to transfer any portion of the Section 4 Shares in excess of ten percent (10%) thereof (each, a "Section 4 Shares Transfer"), whether voluntarily or involuntarily, other than a Permitted Transfer, then at least ninety (90) days prior to any Section 4 Shares Transfer, such Transferring Stockholder shall give notice (the "TS Notice") to the Corporation and the Investor Stockholders of his or its intention to effect the Section 4 Shares Transfer. The TS Notice shall set forth (i) the class, series and number of Section 4 Shares in excess of ten percent (10%) thereof to be sold by the Transferring Stockholder (the "Sale Shares"), (ii) the date or proposed date of the Section 4 Shares Transfer and the name and address of the proposed transferee, (iii) the principal terms of the Section 4 Shares Transfer, including the cash or other property or consideration to be received upon such Section 4 Shares Transfer, and (iv) the percentage which the number of Sale Shares constitutes with respect to the aggregate number of Section 4 Shares then held by the Transferring Stockholder. In the case of a proposed transfer by way of gift or if the nature of the transfer is such that no readily determinable consideration is to be paid for the transfer of the Sale Shares, then a bona fide transfer price for purposes of this Section 4(a) shall be determined by the Board of Directors of the Corporation promptly upon the Corporation's receipt of, and as of the date of, the TS Notice.

                   (b) Corporation's Option. The Corporation shall have the option, but not the obligation, to purchase any or all of the Sale Shares on the same terms as specified in the TS Notice. Within thirty (30) days after the receipt of the TS Notice, the Corporation shall give written notice to the Transferring Stockholder and the Investor Stockholders (the "Corporation Notice") stating whether or not it elects to exercise its option to purchase, the number of Sales Shares, if any, it elects to purchase, and a date and time for consummation of the purchase not more than ninety (90) days after the receipt of the Corporation Notice by the Transferring Stockholder. The Transferring Stockholder shall not be entitled to vote, either as a stockholder or a director (if applicable), in connection with the decision of the Corporation whether to exercise its option to purchase the Sale Shares, provided, that, if his or its vote is required for valid corporate action, then he or it shall vote, insofar as legally permissible, in accordance with the decision of the majority of the other directors or stockholders, as the case may be. Failure by the Corporation to give such notice within such time period shall be deemed an election by it not to exercise its option.

                   (c) Investor Stockholders' Option. If the Corporation fails to exercise its right to purchase under subparagraph (b) hereof, or exercises its right to purchase for less than all of the Sale Shares, then the Investor Stockholders shall have the option, but not the obligation, to purchase, pro rata to their ownership interest in the shares of Common Stock issued or issuable to such stockholder upon the conversion of shares of Series C Stock, Series D Preferred Stock and Series E Preferred Stock, any or all of the remaining Sale Shares on the same terms as specified in the TS Notice. Not later than thirty (30) days after the Investor Stockholders receive the Corporation Notice, each Investor Stockholder shall give written notice to the Transferring Stockholder and the Corporation (the "Investor Notice") stating whether or not it elects to exercise its option to purchase, the number of the remaining Sales Shares, if any, it elects to purchase, and a date and time for consummation of the purchase not more than sixty (60) days after the receipt of the Investor Notice by the Transferring Stockholder. Failure by an Investor Stockholder to give such notice within such time period shall be deemed an election by it not to exercise its option. If the Corporation and Investor Stockholders exercise their respective rights to purchase for less than all the Sale Shares, then the Transferring Stockholder shall thereafter be free to transfer the remaining Sale Shares on the terms provided in the TS Notice (subject to the provisions of Section 5); provided, however, that the Sale Shares shall continue to be subject to the terms of this Agreement and any such transferee shall agree in writing to be bound by the obligations imposed upon Stockholders under this Agreement as if such transferee were originally a signatory to this Agreement.

                   (d) Definitions. For purposes of this Agreement, the term "Permitted Transfer" shall mean a Section 4 Shares Transfer to a spouse (other than pursuant to any divorce or separation proceedings or settlement), parents, children (natural or adopted), stepchildren or grandchildren or a trust for any of their benefit in the case of a Transferring Stockholder that is an individual (each recipient being a "Permitted Transferee"); provided, however, that prior to such Section 4 Shares Transfer, such Permitted Transferee shall agree in writing to be bound by the obligations imposed upon Stockholders under this Agreement as if such transferee were originally a signatory to this Agreement.

                   (e) Application of Provisions. In each case, any Sale Shares not purchased by the proposed transferee in accordance with Section 4(c) hereof may not be sold or otherwise disposed of until they are again offered to the Corporation and the Investor Stockholders under the procedures specified in Sections 4(a), (b) and (c) hereof.

                   (f) Transfers Void. Any attempted Section 4 Shares Transfer by the Section 4 Stockholders in violation of the terms of this Section 4 shall be ineffective to vest in any transferee any interest held by the Transferring Stockholder in the Section 4 Shares. Without limiting the foregoing, any purported Section 4 Shares Transfer in violation hereof shall be ineffective as against the Investor Stockholders and the Corporation, and the Corporation and the Investor Stockholders shall have a continuing right and option (but not an obligation), until the restrictions contained in this Section 4 terminate, to purchase the shares purported to be transferred by the Transferring Stockholders for a price and on terms the same as those at which the purported Section 4 Shares Transfer was effected.

                   (g) Termination of Restrictions. The restrictions in this
Section 4 shall terminate upon the consummation of a Designated Offering, except that the restrictions in this Section 4 may terminate earlier with respect to The Excelsior Fund I in the event that all of the Section 4 Shares owned by The Excelsior Fund I are distributed to its partners.

                   SECTION 5.  Rights to Participate in Transfer.

                   (a) Transfers by Transferring Stockholder. In the event the Transferring Stockholder desires to effect a Section 4 Shares Transfer, other than a Permitted Transfer, and all the Sale Shares have not been purchased by the Investor Stockholders or the Corporation in the exercise of their respective rights of first refusal in accordance with the terms of Section 4, then, upon receipt of the TS Notice specified in Section 4(a), each Investor Stockholder shall have the right (by written notice to the Transferring Stockholder and the Corporation to be sent within sixty (60) days after the Investor Stockholder receives the TS Notice) to require the Transferring Stockholder to cause to be purchased from such Investor Stockholder the number of shares of Common Stock issued or issuable upon conversion of shares of Series C Stock, Series D Preferred Stock and Series E Preferred Stock then held by such Investor Stockholder that equals (x) the number of remaining Sale Shares that the Transferring Stockholder proposes to transfer, multiplied by (y) the percentage determined by dividing (i) the number of shares of Series C Stock, Series D Preferred Stock or Series E Preferred Stock (or Class A Common Stock, as the case may be) then held by the Investor Stockholder by (ii) the sum of the number of shares of Series C Stock, Series D Preferred Stock and Series E Preferred Stock (or Class A Common Stock, as the case may be) then held by all of the Investor Stockholders plus the number of Section 4

Shares then held by the Transferring Stockholder. For purposes of this Section 5, the Series C Stock, Series D Preferred Stock and Series E Preferred Stock shall be treated as if it had been converted into the number of shares of Class A Common Stock then issuable upon such conversion.

                   (b) Terms of Purchase. The purchase from the Investor Stockholders pursuant to this Section 5 shall be on the same terms and conditions, including per Share price (which shall in all events be paid by bank cashier's or certified check) and date of Section 4 Shares Transfer, as are received by the Transferring Stockholder and stated in the TS Notice provided to the Investor Stockholders.

                  (c) Termination of Restrictions. The restrictions in this
Section 5 shall terminate upon the consummation of a Designated Offering, except that the restrictions in this Section 5 may terminate earlier with respect to The Excelsior Fund I in the event that all of the Section 4 Shares owned by The Excelsior Fund I are distributed to its partners.

                   SECTION 6.  Transfer of Securities; Registration Rights.

                   (a) Restriction on Transfer. The Shares shall not be transferable except upon the conditions specified in this Section 6, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer thereof.

                   (b) Restrictive Legend. Each certificate for the Shares issued after the date hereof and each certificate for any such securities issued to subsequent transferees of any such certificate or any Shares issued prior to the date hereof shall (unless otherwise permitted by the provisions of Section 6(c)) be stamped or otherwise imprinted with the following legend:

                   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED JULY , 1999, AMONG MEDSCAPE, INC. AND CERTAIN OTHER SIGNATORIES THERETO (AS THE SAME MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME), AND NO TRANSFER OF THESE SECURITIES SHALL BE

                  VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, MEDSCAPE, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF MEDSCAPE, INC."

                  (c) Notice of Transfer. The holder of any Shares, by acceptance thereof agrees, prior to any transfer thereof, to give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 6(c) and the other applicable provisions of this Agreement. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by (i) the written opinion, addressed to the Corporation, of counsel for the holder of such Shares, as to whether in the opinion of such counsel (which counsel shall be reasonably satisfactory to counsel to the Corporation) such proposed transfer involves a transaction requiring registration of such shares under the Securities Act, and (ii) in the case of Registrable Securities, if in the opinion of such counsel such registration is required, a written request addressed to the Corporation by the Holder of Registrable Securities, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Registrable Securities pursuant to the terms and conditions of Sections 6(d), 6(e) or 6(f), as the case may be; provided, however, that no such opinion shall be required in the case of a transfer by any Holder of Registrable Securities (A) which is a (1) partnership to a partner of such Holder, or a retired partner of such Holder who retires after the date hereof, or the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 6 to the same extent as if such transferee were originally a signatory to this Agreement, or
(2) corporation to any Affiliate of such corporation, including without limitation, any officer, director or stockholder of such corporation, or (B) in connection with a transaction complying with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto). If in such opinion of counsel the proposed transfer may be effected without registration under the Securities Act, the holder shall thereupon be entitled to transfer the Shares in accordance with the terms of the notice delivered by it to the Corporation, subject to the other requirements of this Agreement. Each certificate or other instrument evidencing the securities issued upon the transfer of any Shares (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in Section 6(b) unless (x) in such opinion of counsel registration of future transfer is not required by the applicable provisions of the Securities Act or (y) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required (1) on any certificate or other instrument evidencing the securities issued upon such transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto) or (2) on any certificate or other instrument which is immediately resalable (whether or not such resale is proposed) under Rule 144(k) or successor thereto. The Corporation agrees, upon the request of a Stockholder, to make available to such Stockholder and to any prospective transferee of its Shares or Registrable Securities the information concerning the Corporation described in Rule 144A(d)(4) under the Securities Act.

                   (d)      Demand Registration.

                                    (i) If the Corporation receives at any time
         after six (6) months after the closing of the Corporation's first underwritten public offering of shares pursuant to a registration statement, a written request from (A) the Holders of at least fifty percent (50%) of shares of the Investor Registrable Securities then outstanding excluding Holders described in clause (B) or (C) hereof,
         (B) any Holder who purchased more than 650,000 shares of Series D Preferred Stock (a "Series D Holder") or (C) any Holder who purchased more than 260,000 shares of Series E Preferred Stock issued pursuant to the Purchase Agreement (a "Series E Holder"), that the Corporation file a registration statement on Form S-1 (or similar successor forms) under the Securities Act covering the registration of the Investor Registrable Securities having an aggregate offering price, before deduction of underwriter discounts and commissions, of at least $5,000,000, then the Corporation shall, within ten (10) business days after the receipt thereof, give written notice of such request to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Investor Registrable Securities which the Holders request to be registered and included in such registration, subject only to the limitations of this Section 6(d).

                                    (ii) If the Holders initiating the
         registration request under this Section 6(d) ("Initiating Holders") intend to distribute the Investor Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to this Section 6(d) and the Corporation shall include such information in the written notice referred to in Section 6(d)(i) hereof. In such event, the right of any Holder to include such Holder's Investor Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Investor Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Investor Stockholders and reasonably acceptable to the Corporation.

                                    (iii) The Corporation shall not be obligated
         to effect, or take any action to effect, any such registration pursuant to this Section 6(d):

                                             (A) In any particular jurisdiction
         in which the Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance except as may be required by the Securities Act;

                                             (B) After the Corporation has
         initiated five (5) such registrations pursuant to this Section 6(d), two of which may only be initiated by a Series D Holder, one of which may only be initiated by a Series E Holder and two of which may only be initiated by Holders of Registrable Securities who are not Series D Holders or Series E Holders;

                                             (C) During the period starting with
         the date sixty (60) days prior to the Corporation's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Corporation-initiated registration; provided that the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                             (D) If the Initiating Holders
         propose to dispose of shares of Investor Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 6(f) hereof;

                                             (E) If, (1) in the good faith
         judgement of the Board of Directors of the Corporation such registration would be seriously detrimental to the Corporation and the Board of Directors of the Corporation concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (2) the Corporation shall furnish to the Holders a certificate signed by the President of the Corporation stating that in the good faith judgement of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Corporation shall have the right to defer such filing (except as provided in clause (C) above) for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, and, provided further, that the Corporation shall not defer its obligation in this manner more than once in any twelve-month period.

                                    (iv) All expenses incurred in connection
         with any demand registration effected pursuant to this Section 6(d), including without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Corporation (but excluding underwriters' discounts and commissions and expenses of special counsel of selling Holders)(the "Registration Expenses") shall be borne by the Corporation. In addition, each Holder participating in a registration pursuant to this Section 6(d) shall bear its proportionate share of all discounts, commissions or other amounts payable to underwriters in connection with such offering.

                   (e)      Piggyback Registrations.

                                    (i) The Corporation shall notify all Holders
         of Existing Registrable Securities and Investor Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Corporation (including, but not limited to, registration statements initiated upon the request of Holders of Investor Registrable Securities and registration statements relating to secondary offerings of securities of the Corporation, but excluding registration statements on an Excluded Form or relating to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Corporation, so notify the Corporation in writing, and in such notice shall inform the Corporation of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Corporation, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Corporation with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                                    (ii) If the registration statement under
         which the Corporation gives notice under this Section 6(e) is for an underwritten offering, the Corporation shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 6(e) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in such customary form with the managing underwriter or underwriters selected for such underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Corporation and the underwriter, delivered at least five (5) business days prior to the effective date of the registration statement. Any Registrable Securities withdrawn from such underwriting shall be withdrawn from the registration.

                                    (iii) Notwithstanding any other provision of
         Section 6(e)(ii), if the registration is the first registered offering of the Corporation's securities to the general public, the Corporation may limit, to the extent so advised by the underwriters, the amount of securities (including the Registrable Shares) to be included in the registration by the Corporation's stockholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration. If the registration is the second or any subsequent registered offering of the Corporation's securities to the general public, the Corporation may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Corporation's stockholders (including the Holders); provided, however, that the aggregate value of securities (including Registrable Securities) to be included in such registration by the Holders may not be so reduced to less than thirty percent (30%) of the total value of all securities included in such registration. The Corporation shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Corporation for securities being sold for its own account, second to Holders of Investor Registrable Securities pro rata based upon the number of Registrable Securities held by any such Holder, and thereafter as set forth in this
         Section 6(e). Any Registrable Securities excluded from such underwriting shall be excluded from the registration.

                                    (iv) If any shares are withdrawn from the
         registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors as provided in this Section 6(e), the Corporation shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in a subsequent registration in the aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requested additional inclusion in accordance with this Section 6(e).

                                    (v) All Registration Expenses incurred in
         connection with a registration pursuant to this Section 6(e) shall be borne by the Corporation.

                   (f) Form S-3 Registration. In the event that the Corporation receives from (A) the Holders of at least thirty percent (30%) of the Registrable Securities held by all Holders other than Series D Holders or Series E Holders, (B) a Series D Holder or (C) a Series E Holder, a written request or requests that the Corporation effect a registration on Form S-3, and any related qualification or compliance with respect to all or part of the Registrable Securities owned by such Holders, then the Corporation shall:

                                    (i) Promptly give written notice of the
         proposed registration and the Holders' request therefor, and any related qualification or compliance, to all Holders of Registrable Securities; and

                                    (ii) As soon as practicable, effect such
         registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Corporation; provided, however, that the Corporation shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 6(f): (A) if S-3 is not available for such offering by the Holders; (B) if the Holders propose to sell Registrable Securities at an aggregate gross offering price to the public of less than $1,000,000.00; (C) if the Corporation has, within the six (6)-month period preceding the date of such request, already effected one registration for the Holders pursuant to Section 6(e) or 6(f); or (D) in any particular jurisdiction in which the Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                                    (iii) The Corporation is obligated to effect
         that number of registrations on Form S-3 requested by the Holders pursuant to this Section 6(f), but shall not be obligated to effect more than two (2) such registrations per year.

                                    (iv) Subject to the foregoing, the
         Corporation shall file a Form S-3 registration statement, as the case may be, covering the Registrable Securities to be registered pursuant to this Section 6(f) as soon as practicable after receipt of the request or requests of the Holders for such registration. The Corporation shall pay all Registration Expenses in connection with each demand for registration pursuant to this Section 6(f).

                                    (v) Form S-3 registrations shall not be
         deemed registrations as described in Section 6(d) above.

                   (g) Additional Registration Rights. If the Corporation grants registration rights to holders of any security of the Corporation which are more favorable to such holders than the registration rights granted hereunder, then such more favorable registration rights shall also be deemed to be granted to the Holders of the Registrable Securities hereunder, and the Corporation covenants and agrees to take any and all steps necessary to modify the terms of this Agreement to so provide.

                   (h) Obligations of the Corporation. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Corporation shall, as expeditiously as reasonably possible:

                                    (i) Prepare and file with the Commission a
         registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective;

                                    (ii) Prepare and file with the Commission
         such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and to keep such registration statement effective, in the case of a firm commitment underwriting, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Securities covered thereby or one hundred eighty (180) days after the effective date thereof; provided, however, that such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities included in such registration at the request of an underwriter of the Common Stock or if the Corporation has provided the notice described in subparagraph (vii) below;

                                    (iii) Furnish to the Holders such number of
         copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

                                    (iv) Use its best efforts to register and
         qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                                    (v) Use its best efforts to list the
         securities covered by such registration statement with any securities exchange, if any, on which the Common Stock of the Corporation is then listed;

                                    (vi) In the event of any underwritten public
         offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                                    (vii) Notify each Holder of Registrable
         Securities and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                                    (viii) Furnish, at the request of any Holder
         requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated as of such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of the Registrable Securities; and

                                    (ix) Make available for inspection by each
         seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                   (i) Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to Sections 6(d), 6(e) and

6(f) that the selling Holders shall furnish to the Corporation such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                   (j) Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 6(d), 6(e) or 6(f):

                                    (i) To the extent permitted by law, the
         Corporation shall indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                                             (A) any untrue statement or alleged
                  untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,

                                             (B) the omission or alleged
                  omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                                             (C) any violation or alleged
                  violation by the Corporation of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, and the Corporation shall reimburse each such Holder, or a partner, officer or director, underwriter or controlling Person of such Holder for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6(j) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable in any case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or a partner, officer, director, underwriter or controlling Person of such Holder.

                                    (ii) To the extent permitted by law, each
         selling Holder shall indemnify and hold harmless the Corporation, each of its directors and officers who have signed the registration statement, each Person, if any, who controls the Corporation within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Corporation or any such director, officer, controlling Person, underwriter or other such Holder, or a partner, director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6(j) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 6(j)(ii) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                                    (iii) Promptly after receipt by an
         indemnified party under this Section 6(j) of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6(j), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
         Section 6(j), but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6(j).

                           (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 6(j) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6(j) provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 6(j), then, and in each such case, the Corporation or such Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under such registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Corporation and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (1) no such Holder shall be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (2) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                           (v) The obligations of the Corporation and Holders under this Section 6(j) shall survive the completion of any offering of Registrable Securities in a registration statement, and the termination of this Agreement.

                   (k) "Market Stand-Off" Agreement and Coordination of Certain Sales. Each Holder hereby agrees that it shall not, to the extent requested by the Corporation and an underwriter of Common Stock of the Corporation, sell or otherwise transfer or dispose of any Registrable Securities (other than Registrable Securities being registered in such offering) for up to that period of time following the effective date of a registration statement of the Corporation filed under the Securities Act as is requested by the managing underwriter(s) of such offering, not to exceed 90 days; provided, however, that all officers, directors and ten percent (10%) or greater stockholders of the Corporation then holding Common Stock of the Corporation shall enter into similar agreements. Each Holder further agrees that, except for the Limited Sales, it shall not sell or otherwise transfer or dispose of any securities of the Corporation for a period beginning on the date hereof and ending on March 5, 2000 unless such securities are sold pursuant to an underwritten public offering in which all Holders of Investor Registrable Securities are offered the opportunity to participate in the registration pro rata based on the total number of securities held by them. All Holders agree that they shall be solely responsible for the coordination of any Limited Sales among themselves.

In order to enforce the foregoing covenant, the Corporation may impose stop transfer instructions with respect to the then-remaining Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

                   (l) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Corporation, the Corporation agrees to:

                           (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Corporation for an offering of its securities to the general public;

                           (ii) File with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (iii) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Corporation for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents of the Corporation as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Corporation has become subject to the reporting requirements of the Exchange Act).

                   (m) Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Section 6, the restrictions imposed by this Section 6 upon the transferability of any Registrable Securities shall cease and terminate when any such Registrable Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement or as otherwise contemplated by
Section 6(c) which does not require that the securities transferred bear the legend set forth in Section 6(b). Whenever the restrictions imposed by this
Section 6 shall terminate as herein provided, the Holder of any Registrable Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, one or more new certificates not bearing the restrictive legend set forth in Section 6(b) and not containing any other reference to the restrictions imposed by this Section 6.

                   (n) Filing of Reports Under the Exchange Act. The Corporation shall give prompt notice to the Stockholders of:

                                    (i) the filing of an Exchange Act
         Registration Statement; and

                                    (ii) the effectiveness of such Exchange Act
         Registration Statement and the number of shares of such class of equity securities outstanding as reported in such Exchange Act Registration Statement, in order to enable the Stockholders to comply with any reporting requirements under the Exchange Act or the Securities Act. The Corporation shall, at any time after the Corporation shall register any shares of Common Stock under the Securities Act and upon the written request of a Stockholder, file an Exchange Act Registration Statement relating to any class of Equity Securities of the Corporation then held by such Stockholder, whether or not the class of equity securities with respect to which such request is made shall be held by at least the number of Persons which would require the filing of a registration statement under Section 12(g)(1) of the Exchange Act. If the Corporation shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act (and in any event, at all times following the initial public offering of any of the securities of the Corporation), the Corporation shall comply with all the reporting requirements of the Exchange Act (whether or not it shall be required to do so), and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof, as amended from time to time, or successor rule thereto or otherwise) for the sale of Common Stock by the Stockholders. The Corporation shall cooperate with the Stockholders in supplying such information as may be necessary for the Stockholders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof or otherwise) for the sale of Common Stock by the Stockholders.

                   (o) Transfer or Assignment of Registration Rights. The rights to cause the Corporation to register securities granted to a Holder by the Corporation pursuant to this Section 6 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 50,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Corporation is given written notice at the time of or within a reasonable time after said transfer and assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 6.

                   (p) Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to
Section 6(d), 6(e) or 6(f) shall terminate on the earlier of (i) ten (10) years after the closing of the first registered public offering of Common Stock of the Corporation, or (ii) on such date as all shares of Registrable Securities held or entitled to be held upon conversion or exercise by such Holder may immediately be sold under Rule 144 during any 90-day period.

                   (q) Information Rights. Until the closing of the Designated Offering, the Corporation shall either deliver to each Investor Stockholder who owns directly or indirectly at least 85,000 shares of Series C Stock, Series D Preferred Stock or Series E Preferred Stock (or Class A Common Stock issued upon conversion thereof).

                                    (i) as soon as practicable, but in any event
within one hundred twenty (120) days after the end of each fiscal year of the Corporation, an income statement for such fiscal year, a balance sheet of the Corporation and a statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants approved by the Board of Directors of the Corporation;

                                    (ii) as soon as practicable, but in any
event within thirty (30) days of the end of each month, an unaudited income statement (showing actual, budget and prior month) and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

                                    (iii) as soon as practicable, but in any
event within forty-five (45) days of the end of each fiscal quarter, an unaudited income statement, schedule as to the sources and applications of funds and balance sheet for and as of the end of each such quarter, in reasonable detail; and

                                    (iv) as soon as practicable, but in any
event thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including income statements, balance sheets and applications of funds statements for such months and, as soon as practicable after the adoption thereof, any revisions to such annual budget.

                   SECTION 7. Duration of Agreement. Except for those provisions that, by their terms, terminate sooner, all rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the earlier of (a) the transfer in accordance with this Agreement of all Shares held by such Stockholder, or (b) upon written consent of (i) the Stockholders holding a majority of the shares of Series C Stock (or the Class A Common Stock issued upon conversion thereof), (ii) the Stockholders holding at least 66 2/3 of the shares of Series D Preferred Stock, (iii) the Stockholders holding at least 66 2/3 of the shares of Series E Preferred Stock and (iv) the Stockholders holding a majority of the shares of Class A Common Stock (other than those shares specified in subparagraph (i) above).

                   SECTION 8. Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof; provided, however, in the event that any provision of this Agreement is unenforceable under the laws of the State of New York and is enforceable under the laws of the State of Delaware, then such provision shall be construed in accordance with the laws of the State of Delaware to permit the enforceability of this Agreement to the fullest extent.

                   SECTION 9. Conflicting Agreements. This Agreement supersedes all other existing agreements or understandings between the stockholders of the Corporation.

                   SECTION 10. Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs. Subject to the terms of this Agreement, the Stockholders may transfer any or all of its rights hereunder to any purchaser or transferee of all or a portion of its shares of Preferred Stock or Common Stock, including any right or interest therein, without the prior written consent of the Corporation or any Stockholder. In the event of such transfer, such transferee shall be deemed to be the "Stockholder" and a "Holder", as appropriate, for purposes of this Agreement, and may again transfer such rights in accordance with, and subject to, the terms of this Agreement.

                   SECTION 11. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:


                   (a)      If to the Corporation, to:

                            Medscape, Inc.
                            134 W. 29th Street
                            New York, NY  10001-5399
                            Fax (212) 760-3140

                            Attention:  President & CEO


                            with a copy to:

                            Patterson, Belknap, Webb & Tyler LLP
                            1133 Avenue of the Americas
                            New York, NY  10036-6710

                            Attention:  John P. Schmitt, Esq.

                   (b) If to the Stockholders, at the addresses specified on
Schedule I attached hereto.

All such notices, advises and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery and
(b) in the case of mailing, on the third day after the posting thereof.

                   SECTION 12. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of
(a) the Corporation, (b) the Stockholders holding a majority of the shares of Series C Stock, (c) the Stockholders holding at least 66 2/3 of the shares of Series D Preferred Stock (or the Class A Common Stock issued upon conversion thereof), (d) the Stockholders holding at least 66 2/3 of the shares of Series E Preferred Stock (or the Class A Common Stock issued upon conversion thereof) and
(e) the Stockholders holding a majority of the shares of Class A Common Stock (other than those shares specified in subparagraph (b) above). Any rights applicable to a Stockholder may be waived by such Stockholder without the consent of the Corporation or the other Stockholders. Any modification or amendment pursuant to this Section may terminate any right or obligation provided for herein whether or not deemed vested or accrued. Upon approval of modifications or amendments by the requisite percentages of the Stockholders hereunder, the Corporation shall not be required to independently give its consent.

                   SECTION 13. Rights of Dr. Drezner as a Stockholder. Dr. Jeffrey L. Drezner ("Dr. Drezner") shall (a) have all the rights of an Investor Stockholder as are set forth in Sections 4, 5 and Subsection 6(e) of this Agreement (including under Subsection 6(e) as it relates to the piggyback rights to be included within a demand registration initiated pursuant to Subsection 6(d), and, for such purposes, it is understood that the last sentence of Subsection 6(d)(i) shall be read as if it were amended to include at its end:
"and Section 6(e)(iii)"), (b) have the right to vote in connection with a modification to the Stockholder Agreement in accordance with Section 12 thereof,
(c) have the rights of an Additional Stockholder with respect to all other provisions of this Agreement, and (d) be bound by the other terms and conditions of this Stockholders' Agreement. It is understood and agreed that, in regard to restricted shares issued pursuant to the Employment and Restricted Stock Purchase Agreement, dated October 27, 1998, by and between the Corporation and Dr. Drezner, Dr. Drezner shall only have rights under this Agreement for such restricted shares after they have vested in accordance with the terms thereof (such vested shares, along with the 642,553 shares issued to Dr. Drezner pursuant to the Purchase Agreement, dated October 27, 1998, by and among the Corporation, Dr. Drezner and certain other parties thereto, or to be acquired by Dr. Drezner upon realization of the pledge of 36,509 shares by Jason Rosenbaum to Dr. Drezner, the "Vested Shares"). For purposes of effectuating Dr. Drezner's rights as an Investor Stockholder pursuant to Sections 4 and

5 of this Agreement, to the extent that Dr. Drezner exercises his rights pursuant to Subsections 4(c) or 5(a) thereof, (x) the Vested Shares held by Dr. Drezner shall be counted as shares of Class A Common Stock issuable upon conversion of the Series C Stock for purposes of the formulas set forth therein; and (y) each of the Corporation and Dr. Drezner agrees to exchange any Vested Shares for which Dr. Drezner seeks to require the Transferring Stockholder to cause to be purchased in accordance with such Subsection 5(a) for a like number of shares of Class A Common Stock, such exchange to be effective immediately prior to such purchase (without any additional consideration) with the intent that the purchaser receive Class A Common Stock pursuant to such transaction. In connection with any vote pursuant to Section 12 of this Agreement, Dr. Drezner shall vote with the holders of Series C Stock as a single class, with each Vested Share held by Dr. Drezner having the rights to the number of votes as each share of Class A Common Stock has under the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate"), and each share of Series C Stock having the rights to the number of votes for such series as is set forth in the Certificate.

                   SECTION 14. Captions. The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.

                   SECTION 15. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of names and pronouns shall include the plural and vice-versa.

                   SECTION 16. Merger Provision. This Agreement (as the same may be amended from time to time) and the Purchase Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements therewith.

                   SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.


              [The remainder of this page intentionally left blank]

                   IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Stockholders Agreement to be executed as of the date and year first written above.



                                 MEDSCAPE, INC.



                                 By:
                                     -----------------------------------------
                                     Paul T. Sheils
                                     President and Chief Executive Officer






[Signature page to
Stockholders Agreement - 1]

                   (STOCKHOLDER WITH RIGHTS UNDER SECTION 13)


                                  --------------------------------
                                  Jeffrey L. Drezner, M.D., Ph.D.


                                  --------------------------------
                                  Melanie Moore


                                  --------------------------------
                                  Sandra Sims


                                  --------------------------------
                                  Jason Rosenbaum


[Signature page to
Stockholders Agreement - 2]

                              INVESTOR STOCKHOLDERS
                 (EXISTING SERIES C CONVERTIBLE PREFERRED STOCK)




                                                            CSK VENTURE CAPITAL CO., LTD.,
---------------------------------------
ESTHER DYSON                                                as investment manager for CSK-1(B)
                                                            Investment Fund
APA EXCELSIOR IV, L.P.
                                                            By:
                                                                -----------------------------------
                                                                Name:  Kinya Nakagome
By:                                                             Title:    Managing Director
    -----------------------------------
     Name:  Alan Patricof
     Title:
                                                            CSK VENTURE CAPITAL CO., LTD.,
                                                            as investment manager for CSK-2
COUTTS & CO. (CAYMAN) LTD., C/F                             Investment Fund
APA EXCELSIOR IV/OFFSHORE, L.P.

By:                                                         By:
    -----------------------------------                         -----------------------------------
     Name:  Alan Patricof                                       Name:  Kinya Nakagome
     Title:                                                     Title:    Managing Director


THE PATRICOF PRIVATE
INVESTMENT CLUB                                             MEDIA TECHNOLOGY VENTURES,
                                                            L.P.

By:
    -----------------------------------
     Name:  Alan Patricof                                   By:
                                                                -----------------------------------
     Title:                                                     Name:  Barry M. Weinman
                                                                Title:    Managing Member of the General
Partner

CSK VENTURE CAPITAL CO., LTD.,
as investment manager for CSK-1(A)                          MEDIA TECHNOLOGY VENTURES
Investment Fund                                             ENTREPRENEURS FUND, L.P.


By:                                                         By:
    -----------------------------------                         -----------------------------------
     Name: Kinya Nakogome                                       Name:  Barry M. Weinman
     Title:   Managing Director                                 Title: Managing Member of  the General
                                                                       Partner


[Signature page to
Stockholders Agreement - 3]

ROBERT A. BERNHARD, WILLIAM L.                              RHL VENTURES LLC
BERNHARD, FRANK A. WEIL, AND
LAWRENCE B. BUTTENWEISER,
TRUSTEES U/A DATED 9/3/64 F/B/O                             By:
                                                                -----------------------------------
ROBERT A. BERNHARD FAMILY                                        Name:
                                                                 Title:

By:                                                         TOLEDOT INVESTMENTS, L.P.
    -----------------------------------
     Name:  Robert A. Bernhard
     Title:  Trustee
                                                            By:
                                                                -----------------------------------
                                                                RICHARD LINHART, GENERAL
                                                                              PARTNER

ROBERT A. BERNHARD, WILLIAM L.
BERNHARD, JOHN L. LOEB, AND
BENJAMIN J. BUTTENWEISER,
                                                                -----------------------------------
TRUSTEES U/W/D DOROTHY L.                                       RICHARD LINHART
BERNHARD F/B/O ROBERT A.
BERNHARD ARTICLE 9TH

                                                                -----------------------------------
By:                                                                 VICTOR SCARAVILLI
    -----------------------------------
     Name:  Robert A. Bernhard
     Title:  Trustee                                        BE PARTNERS

WORMSER FRERES                                              By:
                                                                -----------------------------------
                                                                Name:  Timothy Sommerfield
By:                                                             Title:    Partner
    -----------------------------------
     Name:  Marcel Wormser
     Title:    Administrateur
               Wormser Freres, Paris                            -----------------------------------
                                                                    MARK BRAUNSTEIN, M.D.

OPPENHEIMER & CO., INC.                                     TBG INFORMATION INVESTORS, L.L.C.

By:                                                         By:
    -----------------------------------                         -----------------------------------
     Name: Nathan Gantcher                                       Name:  Oakleigh Thorne
     Title:Vice Chairman                                         Title:    Chairman & CEO


-----------------------------------
ROGER MULVIHILL



-----------------------------------
MARY MULVIHILL


[Signature page to
Stockholders Agreement - 4]

                                              EXISTING STOCKHOLDERS


                                              (SERIES A PREFERRED STOCKHOLDER)


                                              THE EXCELSIOR FUND I



                                              By:
                                                  -----------------------------
                                                  Name: Alan Patricof
                                                  Title:



                                              (CLASS A COMMON STOCKHOLDER)




                                              ---------------------------------
                                              PETER M. FRISHAUF




[Signature page to
Stockholders Agreement - 5]

                              INVESTOR STOCKHOLDERS

                      SERIES D CONVERTIBLE PREFERRED STOCK




CSK VENTURE CAPITAL CO., LTD.                  CSK VENTURE CAPITAL CO., LTD. AS
AS INVESTMENT MANAGER FOR                      INVESTMENT MANAGER FOR
CSK-1(B) INVESTMENT FUND                       CSK-1(A) INVESTMENT FUND


By:                                            By:
   ---------------------------------              ---------------------------------
      Name:  Kinya Nakagome                         Name:  Kinya Nakagome
     Title:  Managing Director                     Title:  Managing Director
   Address:  Kenchikukaikan, 7F                  Address:  Kenchikukaikan, 7F
             5-26-20 Shiba, Minato-ku                      5-26-20 Shiba, Minato-ku
             Tokyo 108-0014 Japan                          Tokyo 108-0014 Japan


CSK VENTURE CAPITAL CO., LTD.
AS INVESTMENT MANAGER FOR
CSK-2 INVESTMENT FUND


By:
    --------------------------------
     Name:  Kinya Nakagome
    Title:  Managing Director
  Address:  Kenchikukaikan, 7F
            5-26-20 Shiba, Minato-ku
            Tokyo 108-0014 Japan


                                                  HEARST COMMUNICATIONS, INC.


                                                  By:
                                                      ---------------------------------
                                                       Name:  Kenneth A. Bronfin
                                                      Title:  Senior Vice President
                                                    Address:  959 8th Avenue, Suite 331
                                                              New York, NY  10019


[Signature page to
Stockholders Agreement - 6]

                                 WORMSER FRERES



                                 By:


                                    Name:  Marcel Wormser
                                   Title:  Administrateur, Wormser Freres, Paris
                                 Address:  Banque D'Escompte
                                           13 Blvd. Haussmann
                                           75009 Paris France



[Signature page to
Stockholders Agreement - 7]

MEDIA TECHNOLOGY VENTURES,
L.P.


By:
    ------------------------------------
     Name:  Barry M. Weinman
     Title: Managing Member of the General Partner




MEDIA TECHNOLOGY VENTURES
ENTREPRENEURS FUND, L.P.



By:
    -------------------------------------
     Name:     Barry M. Weinman
     Title:    Managing Member of the General Partner




[Signature page to
Stockholders Agreement - 8]

                                     APA EXCELSIOR IV, L.P.


                                     By:       APA EXCELSIOR IV PARTNERS, L.P.,
                                               its General Partner

                                     By:       PATRICOF & CO. MANAGERS, INC.,
                                               its General Partner



                                     By:
                                               ---------------------------------
                                               Name:  Alan J. Patricof
                                               Title:    Chairman



                                     APA EXCELSIOR IV/OFFSHORE, L.P.

                                     By:       PATRICOF & CO. VENTURES, INC.,
                                               its Investment Advisor



                                     By:
                                               ---------------------------------
                                               Name:  Alan J. Patricof
                                               Title: Chairman



                                     PATRICOF PRIVATE INVESTMENT CLUB, L.P.

                                     By:       APA EXCELSIOR IV PARTNERS, L.P.,
                                               its General Partner

                                     By:       PATRICOF & CO. MANAGERS, INC.,
                                               its General Partner



                                     By:
                                               ---------------------------------
                                               Name:  Alan J. Patricof
                                               Title: Chairman




[Signature page to
Stockholders Agreement - 9]

                           WESTON PRESIDIO CAPITAL II, L.P.
                           By: Weston Presidio Capital Management II, LP, its General Partner


                                     By:
                                          ----------------------------



                           WESTON PRESIDIO CAPITAL III, L.P.
                           By:       Weston Presidio Capital Management
                                     III, LLC, its General Partner


                                     By:
                                          ---------------------------------



                           WPC ENTREPRENEUR FUND, L.P.
                           By:       Weston Presidio Capital Management
                                     III, LLC, its General Partner


                                     By:
                                          ---------------------------------



                           HIGHLAND CAPITAL PARTNERS IV
                           LIMITED PARTNERSHIP
                           By: Highland Management Partners IV LLC, its General Partner


                           By:
                               ---------------------------------
                                     Member


                           HIGHLAND ENTREPRENEURS' FUNDS IV,
                           LIMITED PARTNERSHIP
                           By: Highland Entrepreneurs' Fund IV LLC, its General Partner


                           By:
                               ---------------------------------
                                   Member





[Signature page to
Stockholders Agreement - 10]

[Signature page to
Stockholders Agreement - 11]

                                  (SECTION 4 STOCKHOLDERS NOT
                                   SIGNING IN ANOTHER CAPACITY)



                                  --------------------------------------
                                      Steven Kalin





                                  --------------------------------------
                                      Paul Sheils




[Signature page to
Stockholders Agreement - 12]

                              INVESTOR STOCKHOLDERS

                      SERIES E CONVERTIBLE PREFERRED STOCK
                            AND CLASS A COMMON STOCK


NATIONAL DATA CORPORATION


By:
    --------------------------------------
      Name:
      Title:


[LAZARD FRERES]


By:
    --------------------------------------
      Name:
      Title:





[Signature page to
Stockholders Agreement - 13]

                                                                       EXHIBIT D


              [LETTERHEAD OF PATTERSON, BELKNAP, WEBB & TYLER LLP]



                                              [Date]

National Data Corporation
National Data Plaza
Atlanta, Georgia  30329
Attention: Mr. Walter M. Hoff
           President and Chief Executive Officer
           NDC Health Information Services

Dear Sirs and Mesdames:

                  We have acted as counsel to Medscape, Inc., a Delaware corporation (the "Company"), in connection with the negotiation, execution and delivery by the Company of (i) the Stock Purchase Agreement, dated as of July 7, 1999 (the "Purchase Agreement"), by and between the Company and National Data Corporation ("NDC"), (ii) the Stockholders Agreement (as defined in the Purchase Agreement), (iii) the License and Product Development Agreement (as defined in the Purchase Agreement) and (iv) the Amended and Restated Certificate (as defined in the Purchase Agreement). The Purchase Agreement, the Stockholders Agreement and the License and Product Development Agreement are collectively referred to in this opinion letter as the "Documents," and the transactions contemplated by the Documents are collectively referred to in this opinion as the "Transactions."

                  This opinion letter is delivered to you pursuant to Section 7.2(b)(viii) of the Purchase Agreement. Capitalized terms used but not defined herein have the respective meanings assigned to them in the Purchase Agreement.

                  For purposes of this opinion letter, "Actual Knowledge" means the conscious awareness of facts or other information by the partner who has signed this opinion letter, any lawyer in our firm who has been actively involved in negotiating or preparing the Documents or this opinion letter or any lawyer in our

[Date]
Page 2

firm who has been primarily responsible for providing the responses in this opinion letter which are limited to our Actual Knowledge.

                  For purposes of this opinion letter, we have examined such documents as we have deemed appropriate, including, without limitation, the Purchase Agreement, the other Documents, the Certificate of Incorporation, as amended by the Amended and Restated Certificate, the Bylaws of the Company, certificates, faxes or other electronically transmitted documents issued by public officials in the State of Delaware as to the incorporation and good standing of the Company ("Public Authority Documents"), the documents listed in any exhibit to this opinion letter, and minutes of the proceedings taken by the Company for the purpose of authorizing the execution and delivery of the Documents. As to certain matters of fact material to the opinions expressed in this opinion letter, we have relied on the representations made by NDC in the Purchase Agreement, the Public Authority Documents and certificates of officers of the Company and others. We have not independently established the facts so relied on.

                  We have no Actual Knowledge of any indenture, mortgage, deed of trust, contract or other instrument relating to the borrowing of money or to the leasing (as lessee) or purchasing of material amounts of property or other assets by the Company ("Other Agreements"), other than those listed in Exhibit A to this opinion. Other than receipt of a certificate (the "Officers' Certificate") from the chief executive officer and chief financial officer of the Company, however, we have made no special investigation or inquiry with respect to the existence of any additional Other Agreements for purposes of our opinion set forth in paragraph 7 below. In addition, for purposes of our opinions in paragraphs 3 and 7 below, we have relied upon statements in the Officers' Certificate (i) with respect to the outstanding capital stock of the Company and related matters and (ii) to the effect that, except as set forth in Exhibit B to this opinion, the Company is not subject to any court or administrative order, writ, judgment or decree which names the Company or is specifically directed to the Company or its property ("Court Order").

                  We have also made such investigations of law as we have deemed necessary for purposes of this opinion letter. We express no opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. The opinions set forth below are also based upon and subject to the assumptions, exceptions and limitations customary in New York practice for opinion letters of this type, including, without limitation, the effects of applicable

[Date]
Page 3

bankruptcy, insolvency, reorganization, fraudulent transfer and other similar laws affecting the enforcement of creditors' rights and remedies in general and of general principles of equity (regardless of whether considered in a proceeding in equity or in law), and others described in the Report of the TriBar Opinion Committee entitled Third Party "Closing" Opinions, 53 Bus. Law. 592 (1998).

                  On the basis of and subject to the foregoing, it is our opinion that:

                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power under Delaware law to own its property and assets and to transact business as currently being conducted.

                  2. The Company's authorized capital stock consists of only _________ shares of common stock, par value $.01 per share, of which _________ shares have been designated Class A Common Stock and 15,000,000 have been designated Class B (Non-Voting) Common Stock, and 5,356,643 shares of preferred stock, par value $.01 per share, of which 788,200 shares have been designated Series A Preferred Stock, 1,478,359 shares have been designated Series C Preferred Stock, 932,401 shares have been designated Series C-1 Preferred Stock, 1,757,683 shares have been designated Series D Preferred Stock and 400,000 shares have been designated Series E Preferred Stock. The Shares issuable pursuant to the Purchase Agreement have been duly authorized and, when issued pursuant thereto, will be validly issued, fully paid, nonassessable and free of any preemptive rights. The PS Shares have the rights, powers and preferences and qualifications, limitations and restrictions thereof as are set forth in the Amended and Restated Certificate. The forms of certificates representing the Shares are in proper form under the General Corporation Law of the State of Delaware.

                  3. Based solely on our review of the minute books and stock transfer records of the Company, the outstanding shares of capital stock of the Company as of the date hereof but prior to the consummation of the Transactions consist only of (i) ______ shares of Class A Common Stock, (ii) ______ shares of Class B (Non-Voting) Common Stock, (iii) ______ shares of Series A Preferred Stock, (iv) _____ shares of Series C Preferred Stock, (v) ______ shares of Series C-1 Preferred Stock and (vi) ______ shares of Series D Preferred Stock. All of such shares have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in the Amended and Restated Certificate, to our Actual Knowledge there are no outstanding securities issued by the Company which are convertible into

[Date]
Page 4

or exchangeable for shares of Common Stock. Except as set forth in the Stockholders Agreement, to our Actual Knowledge there are no preemptive rights which would entitle the holders of any shares of capital stock of the Company to acquire any of the Shares. Except as set forth on the Disclosure Schedules of Medscape, Inc. which are attached to the Purchase Agreement, to our Actual Knowledge there are no outstanding warrants or options to acquire any shares of capital stock of the Company or any other rights or agreements to which the Company is a party or by which it is bound which entitle or would entitle, with the passage of time, the giving of notice or otherwise, any person or entity to purchase or acquire any shares of capital stock of the Company.

                  4. The Board of Directors of the Company has duly authorized the reservation of a sufficient number of Conversion Shares for issuance upon the conversion of the PS Shares in accordance with the terms of the Amended and Restated Certificate and no further action of the Board of Directors of the Company is required in connection with the conversion of any of the PS Shares into Conversion Shares in accordance with the terms thereof. The Conversion Shares issued upon conversion of the PS Shares in accordance with the terms and conditions set forth in the Amended and Restated Certificate will, when issued, be validly issued, fully paid, nonassessable and free of any preemptive rights.

                  5. The Company has the corporate power to execute and deliver each of the Documents, to perform its obligations thereunder and to consummate the Transactions and has taken all requisite corporate action to authorize the execution, delivery and performance by it of each of the Documents. Each of the Documents has been duly executed and delivered by the Company.

                  6. Each of the Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  7. The execution and delivery by the Company of, and performance by the Company of its obligations under, the Documents will not (i) contravene any applicable provision of any New York law, the Delaware General Corporation Law or federal statutory law or regulation; (ii) violate any provisions of the Court Orders, if any, listed in Exhibit B to this opinion letter; (iii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, result in the acceleration of (or entitle any party to accelerate) any obligation of the Company under, or result in the creation or

[Date]
Page 5

imposition of (or the obligation to create or impose) any lien or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any of the Other Agreements listed in Exhibit A to this opinion letter; (iv) violate any provision of the Certificate of Incorporation or Bylaws of the Company, in each case as amended to date; or (v) require any approval from or any filings with any governmental authority that have not been received or made on or prior to the date hereof under the Delaware General Corporate Law, any federal or New York State law, or any rule or regulation thereunder. To our Actual Knowledge, the Company is not subject to any Court Order other than as set forth on Exhibit B to this opinion letter.

                  8. It is not necessary in connection with the offering, sale and delivery of the Shares under the circumstances contemplated by the Purchase Agreement to register the Shares under the Securities Act of 1933.

                  9. To our Actual Knowledge, the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  This opinion letter may be relied upon by you only in connection with the Transactions and may not be used or relied upon by you or any other person for any other purpose whatsoever, without in each instance our prior written consent; provided, however, that it may be used without such consent (i) in connection with a review of the Transactions by any regulatory agency having supervisory authority over you, for the purpose of confirming the existence of this opinion letter, (ii) in connection with the enforcement of your rights and remedies under the Documents or the assertion of a defense as to which this opinion letter is relevant and necessary or (iii) in response to a court order.

                                    Very truly yours,
                                    PATTERSON, BELKNAP, WEBB & TYLER LLP



                                    By:________________________________
                                          A Member of the Firm


cc:  Mr. Paul T. Sheils

                                    EXHIBIT A

                                Other Agreements

                                    EXHIBIT B

                                  Court Orders

                     DISCLOSURE SCHEDULES OF MEDSCAPE, INC.

                                       TO

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         MEDSCAPE, INC. (THE "COMPANY")


                                       AND

                            NATIONAL DATA CORPORATION



NOTE: CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE STOCK PURCHASE AGREEMENT.

                                  Schedule 3.2
                                    Conflicts

The execution, delivery and performance by the Company of the Agreement would trigger the preemptive rights of the parties to the Existing Stockholders Agreement.

                                  Schedule 3.3
                                 Capitalization


- The Company's registration statement on Form S-1, filed with the Securities and Exchange Commission (the "SEC") on May 4, 1999, as amended in the form to be filed with the SEC on July 8, 1999 and previously delivered to Purchaser (the "S-1"), describes options outstanding pursuant to the Company's 1996 Option Plan as of May 31, 1999.

- All of the Series A, C, C-1 and D Preferred Stock is convertible into shares of Class A Common Stock.

- Parties to the Existing Stockholders Agreement are entitled to preemptive rights with respect to the issuance of capital stock of the Company.

- Under the terms of the Common Stock Purchase Agreement, by and between the Company and CBS Corporation ("CBS"), (the "CBS Stock Purchase Agreement" and, together with the other agreements executed therewith, the "CBS Documents") CBS has the right to nominate 3 directors to the Board of Directors of the Company.

- Under the terms of the CBS Stock Purchase Agreement, CBS has the right to acquire shares of Class A Common Stock, including through the exercise of the warrant referred to in the Shareholders Agreement referred to therein.

Refer to capitalization table (attached).

             MEDSCAPE, INC.
             SUMMARY OF EQUITY POSITION
             SCHEDULE 3.4
             AS OF JUNE 15, 1999


Count                                                          PR P/SH           Investment          Price per share
             Excelsior I Fund                                                     $ 28,277               0.01074
             Patricof & Co., Ventures, Inc.                                          $ 838               0.01074
           1 A. Patricof & designees                                                 $ 162               0.01080
           2 Peter Frishauf                                                       $ 14,886               0.00910
           3 Timothy Fallon
           4 Robert Bernhard                                                       $ 7,090               0.01863
           5 Katharine C. Rice                                                     $ 1,872               0.00800
             Stephen Frishauf                                                        $ 865               0.01075
             Louis Del Guercio                                                       $ 419               0.01074
             Janice Beam                                                             $ 312               0.01076
             Richard Bassin                                                          $ 107               0.01070

           6 Faustino Galan                                                           $ 54
           7 Sharon F. Callahan                                                      $ 215
           8 Marissa S. Seligman                                                     $ 269
             SCP EMPLOYEE MIRROR
             Lydia Cavieux                                                           $ 205               0.01074
             Don Edwards Treasury Stock                                              $ 205               0.01074
             Katharine C. Rice                                                       $ 464               0.00811
             Marissa S. Seligman                                                     $ 409
             Sharon F. Callahan                                                       $ 79
           9 Ken M. Hyams
          10 Harry Goldhagen
          11 Joe Martino                                                              $ 79               0.00716
          12 Priscilla Scherer
          13 Elaine M. Nichols                                                       $ 131
          14 William E. Lurie
          15 Scott J. Navitsky                                                        $ 79
          16 Richard D. Purcell, Jr.                                                 $ 105
          17 Michael Collins

          18 Joseph P. Gillis                                                        $ 131
          19 Coleen Cosgrove
             Allison L. Wade
          20 Peter G. Collins
          21 Judy Leong                                                               $ 61
             Anne S. Crowder
          22 Anne J. Landry                                                           $ 61               0.00716
          23 Joanna Flager                                                            $ 76
          24 Joanna McSurdy
          25 Kathrina A. Benson                                                       $ 52
          26 Alvia L. DuCille                                                         $ 66
          27 Sandra Perez                                                             $ 66
             Victor Lombardi
          28 Florence Huey
          29 Margaret Burrell                                                         $ 13
          30 Victoria Sandvik
          31 Jill E. Finn                                                             $ 13
          32 Sheryl Lefkowitz                                                          $ 3
             Heidi Murray
          33 Cynthia Colter                                                            $ 3

          34 Stephan Hopkins
             Rita Jaskowitz
             Marcy Starer
             Tito Otiz
             Wini Sapong                                                               $ 2
             Micah A. Kaplan
             Johanna Ella
             Felicita Cabrera
          35 Danny S. Torres
          36 Andreas Katsihtis                                                         $ 2
          37 Lisa Garns
             Nichole White
          38 Karen C. Pratt.
          39 Pat Nixon
             Total SCP Employees
                                                                                ----------
             TOTAL FOUNDERS                                                     $ 57,668.3
                                                                                ----------

             INVESTORS
             Media Technology Ventures $3M                    $1.72            $ 3,000,447               1.71600
             Thorn Blumenstein Goldman $3M                    $1.72            $ 3,000,000               1.71600
             CSK Venture Capital Co. Ltd - $2M                $1.72            $ 2,000,000               1.71600

             Excelsior IV/Patricof $1.0M                          $1.72               $ 999,999               1.71600
             Wormser Freres - Private Investor @$500,000          $1.72               $ 500,000               1.71600
             Robert Bernhard - Trust @$300,000                    $1.72               $ 300,000               1.71600
             Oppenheimer & Co. @ $300,000                         $1.72               $ 300,000               1.71600
             Robert Lesson Ventures @$250,000                     $1.72               $ 250,000               1.71600
             Richard Linhart - Private Investor @$100,000         $1.72               $ 100,000               1.71600
             Victor Scaraville - Private Investor @$100,000       $1.72               $ 100,000               1.71600
             BE Partners - Private Family @$100,000               $1.72               $ 100,000               1.71600
             Esther Dyson - Private Investor @$50,000             $1.72                $ 50,000               1.71600
             Mulvihill Family - Private Investor @$50,000         $1.72                $ 50,000               1.71600
             Mark Braunstein - Private Investor @$50,000          $1.72                $ 50,000               1.71600

             Media Technology Ventures $1,000,009                 $4.69               1,000,009               4.68800
             CSK Venture Capital Co. Ltd - $1,000,009             $4.69               1,000,009               4.68800
              Hearst Communications, Inc.                         $4.69               1,000,000               4.68796
             Wormser Freres - Private Investor                    $4.69                 600,000               4.68796
              Weston Presidio Capital - Boston VC - $8,002,000    $4.69               8,000,002               4.68800
              Highland Capital - $8,002,000                       $4.69               8,000,002               4.68800

             Excelsior IV/Patricof $1.0M                        4.69               999,997               4.68795
                                                                            --------------
             TOTAL INVESTORS                                                $ 31,400,464.6
             Ramsey/Beirne
             Credit Suisse/First Boston
             Sub Total Investors, R/B & CS/FB                               $ 31,400,464.6
                                                                            --------------

             NON FOUNDING DIRECTORS & FORMER DIRECTORS
          40 M. Butlein
          41 O. Thorne
          42 E. Dyson                                                                 $ 81               0.00227
          43 A. Bushkin                                                            $ 3,402               0.07560
             TOTAL NON FOUNDING DIRECTORS & FORMER DIRECTORS                     $ 3,483.0
                                                                            --------------
             MANAGEMENT
          44 Paul Sheils
             Jeff Drezner restricted 10% shares (A)                            $ 1,569,874
             Jeff Drezner 88% of 10% @ closing                                 $ 1,381,489

             45 Steve Kalin
             46 Stephen E. Smith                                                   $ 3,803
             47 Alex Martin                                                        $ 7,000
             48 William T. Seitz
             49 Marnie LaVigne
             50 George Lundberg
             51 Ira Kirschenbaum
             52 Meg Walsh
             53 Judy Blackwell
3/14/95      54 David Yakimischak
3/25/95      55 Bill Silberg
3/30/95      56 Tony Plesner
                Peter Frishauf *                                                   $52,500
3/24/95      57 Tom Luciani
                Total Management                                              $3,014,666.7
                                                                              ------------

                Medscape Employees
             58 MaryBeth Dougherty

         59  Vincent J. Keane
         60  Leah Wang
         61  Don Eckert                                                            $ 2,399
         62  Jeff Hannisian
         63  Mike Squires
         64  Claude Chaouloff
         65  Floss O'Sullivan
         66  Carla Cantor
             Donald  Goodwin                                                         $ 205
         67  Theodore A. Singer
             Gregory Fortescue                                                        $ 83
         68  Kathleen O'Malley
         69  Maria  Gaiso
             Mike Collins
         70  Deborah J. Norton
         71  Wayne Strauss                                                           $ 629
             Karin  Napier                                                           $ 450

      72   Daniel  Bukzspan
      73   Richard Marback                                                         $ 540
           Bryan Currie
           Jerry Donnelly                                                            $ 3
           Melanie Moore                                                        $ 78,494
           Jason Rosenbaum                                                      $ 78,494
           Sandra Sims                                                          $ 31,396
      74   Edward King
      75   Jennifer Braine
      76   Jay Reither
      77   Michael Friedberg
      78   Richard Foley
      79   Adams Laville
      80   Susan Gregg
      81   Odette Veneziano
           Christy Nichols
      82   Erena Langley
      83   Sunny Lee

             84   Mike McNally
             85   Heather Hatfield
             86   Susanna Leuci
             87   Mary Fuchs
             88   Adekunle Ajadi
             89   Spencer Flanders
             90   Michael Lee
             91   Debra Makarowski
             92   Thomas Shinn
             93   Glen DaSilva
             94   Vanessa Staeheli
             95   Molly Dolan
             96   Janelle Haider
             97   Benjamin Needham
             98   Annie Ng
             99   Kristabelle Munson
            100   Steven K. Smith

             101 Mindy Hung
 1/3/95      102 Anna Kartavenko
 1/3/95      103 Stacy Lavin
             104 Solomon Duskis
1/24/95      105 David Good
             106 Sophia Cariati
             107 Asya Daufman
             108 James Santo Domingo
2/21/95      109 Marc Andre
             110 Mary Alice Culpepper
             111 David Sheptock
3/21/95      112 Andrea Austin
             113 Rita Erhman
 3/3/95      114 Amy Drill
3/24/95      115 Christina Ferrari
3/24/95      116 Angie Jackson
3/24/95      117 Barbara Campbell
3/24/95      118 Rita McSharry

           119   Michael Amaditz
3/28/95    120   Sandra Kirton
           121   Christina Myers
           122   Gretchen Hargarten
           123   Pam Peters
           124   Debra Fox
           125   Glynna Prentice
           126   June Nakashio
           127   Dana Brackett
           128   Ellen Lehrich
           129   Ann Contijoch
           130   Raelene Birkett
           131   Liz Gordon
           132   Bob Enteen
                 NEW OPTIONS TO BE ISSUED
                 TOTAL MEDSCAPE EMPLOYEES
                 Employee Reserved Options

Total Available for Employees
                                                       $ 192,693.9
                                                       -----------

                                                       $ 34,668,976.6
                                                       ----------------------------
                                         Total         $ 34,668,977      20,733,275




Weighted average of Stock

Note: This capitalization table includes 730,174 Shares issued in accordance with the Purchase Agreement between Medscape, Inc., and Jeffrey Drezner, Melanie Moore, Sandra Sims, and Jason Rosenbaum

(2) This capitalization table includes 730,174 restricted shares issued as part of Jeffrey Drezner's Employment Agreement.

Note: Vesting-All
Options vest over 3 or 4
Years:

   1996 Options step vest on           31-May-93
                                       31-May-94
                                       31-May-95
   June 1997 Options vest 1/3 on
7/1/98 and monthly thereafter
   December 1997 Options vest
1/3 on 12/15/98 and monthly
thereafter
   February 1998 Options vest
1/3 on 2/19-2/23/99 and monthly
thereafter
   October 1998 Options vest 1/4
on 10/99 and monthly thereafter
   Options vest 1/4 on
anniversary date and monthly
thereafter

MARCH 17, 1998 SERIES C & C-1
PREFERRED INVESTMENT ROUND

                                               Amount            % of Total     # of Shares
                                             -----------         ----------     -----------
Pre Money                                    $14,000,000             56.5%        20,949,078
  MTV                                          1,771,690              7.1%       1,032,452.5
  MTE                                            228,758              0.9%         133,310.0
MTV $2,000,448                                 2,000,448              8.1%         1,165,763
MTV-Preferred C-1                                885,598              3.6%         516,082.5
MTE Preferred C-1                                114,401              0.5%          66,667.5
MTV $1.0M                                        999,999              4.0%           582,750
                                             -----------                         -----------
MTV $3.0M                                      3,000,447             12.1%         1,748,513
                                             -----------                         -----------
MTV Summary $3.0M
  MTV                                          2,657,288             10.7%       1,548,535.0
  MTE                                            343,159              1.4%         199,977.5
TOTAL MTV                                      3,000,447             12.1%       1,748,252.5
                                             -----------                         -----------
TBG@3 3.0M Preferred & C-1                     3,000,000             12.1%       1,748,252.5
 CSK @ $1.5M                                   1,500,000              6.0%         874,125.0
 CSK @ $0.5M                                     500,000              2.0%         291,375.0
 CSK @ $2.0M                                   2,000,000              8.1%         1,165,500
                                             -----------                         -----------
APA Excelsior IVLP                               836,400              3.4%         487,412.5
Counts & Co (Cayman) Ltd. o/f
APA Excelsior IV/offshore L.P.                   147,600              0.6%          86,015.0

Patricof Private Investment Club                  15,999              0.1%           9,322.5
Excelsior IV/Patricof $1.0M                      999,999              4.0%           582,750
Wormser Freres @ $500,000                        500,000              2.0%         291,375.0
Robert Bernhard - Trust 9/3/64                   150,000              0.6%          87,412.5
Robert Bernhard - Trust Art 9th                  150,000              0.6%          87,412.5
Robert Bernhard - Trust @ $300,000               300,000              1.2%           174,825
                                             -----------                         -----------
Oppenheimer & Co. @ $300,000                     300,000              1.2%         174,825.0
RHL Ventures @ $250,000                          250,000              1.0%         145,687.5
Toledot Investments (Linhart)                     50,000              0.2%          29,137.5
Richard Linhart                                   50,000              0.2%          29,137.5
Linhart @ $100,000                               100,000              0.4%          58,275.0
Victor Scaraville @ $100,000                     100,000              0.4%          58,275.0
BE Partners @ $100,000                           100,000              0.4%          58,275.0
Esther Dyson @ $50,000                            50,000              0.2%          29,137.5
Roger Mulvihill                                   15,000              0.1%           8,742.5
Mary Mulvihill                                    35,000              0.1%          20,395.0
Total Mulvihill @ $50,000                         50,000              0.2%            29,138
                                             -----------                         -----------
Mark Braunstein @ $50,000                         50,000              0.2%          29,137.5
Total Investment                              10,800,446             43.5%         6,293,965
Post Money                                   $24,800,446            100.0%        27,243,043
                                             -----------                         -----------



MARCH 5, 1999 SERIES D
PREFERRED INVESTMENT ROUND


                                               Amount            % of Total     # of Shares
                                             -----------         ----------     -----------
           Pre Money                        $100,000,000             82.9%        22,848,835
           Media Technology Ventures, L.P.   885,656,96               0.7%         188,920.0

MTV Entrepreneurs Fund, L.P.                  114,352.04            0.1%      24,392.5
MTV $1,000,009                              1,000,009.00            0.8%       213,313
CSK - 1(A)                                    333,340.24            0.3%      71,105.0
CSK - 1(B)                                    333,340.24            0.3%      71,105.0
CSK - 2                                       333,328.52            0.3%      71,102.5
CSK @ $1,000,009                            1,000,009.00            0.8%       213,313
Hearst Communications, Inc.                 1,000,000.00            0.8%     213,312.5
Wormser Freres                                600,000.00            0.5%     127,987.5
Weston Presidio Capital II, L.P.            3,000,003.56            2.5%     639,932.5
Weston Presidio Capital III, L.P.           4,762,914.24            3.9%   1,015,980.0
WPC Entrepreneur Fund, L.P.                   237,083.88            0.2%      50,572.5
Weston @ $8,000,002                         8,000,001.68            6.6%     1,706,485
Highland Capital Partners IV                7,679,998.80            6.4%   1,638,225.0
Highland Entrepreneurs Fund IV                320,002.88            0.3%      68,260.0
Highland @ $8,000,002                       8,000,001.68            6.6%     1,706,485
APA Excelsior IV LP                           836,391.94            0.7%     178,412.5
APA Excelsior IV/Offshore, L.P.               147,607.54            0.1%      31,487.5
Patricof Private Investment Club               15,997.80            0.0%       3,412.5
Excelsior IV/Patricof $1.0M                   999,997.28            0.8%       213,313
Total Investment                           20,600,018.64           17.1%     4,394,208
                                                                           -----------
Post Money                                120,600,018.64          100.0%    27,243,043
                                          --------------                   -----------


                                                                             OPTIONS
          SUMMARY OF OPTIONS AVAILABLE                      OPTION POOL       ISSUED
--------------------------------------------------------------------------------------
PRICE    Medscape Initial Stock Option
           Pool                                             4,250,000.0
$0.011   SCP OptionHolders @4/1/96-
           Option's                                        (1,299,500.0)     1,299,500
$0.011   Medscape 1996 Director Grants                       (157,500.0)       157,500
$0.011   Medscape 5/23/96 Employee
           Option Grant                                      (312,110.0)       312,110
$0.011   SCP 5/28/96 Optionees-Mirror
           Grants                                            (517,912.5)       517,913
$0.144   June 1997 Grant                                     (681,250.0)       681,250
$0.172   Dec 1997 Grant                                       (51,250.0)        51,250
$0.172   Feb 1998 Grant                                    (1,000,000.0)     1,000,000
$0.172   Marc Butlein                                         (45,000.0)        45,000
$0.172   Oakleigh Thorne-3 yr vesting                         (45,000.0)        45,000
$0.172   Judy Blackwell-3 yr vesting                          (25,000.0)        25,000
$0.344   August 1998 Grant-4 year
           vesting                                           (315,000.0)       315,000
$0.344   October 1998 Grant Ed King                           (25,000.0)        25,000
$0.344   October 1998 Grant Steve Kalin                      (195,000.0)       195,000
         June 1998 increase in options                      1,250,000.0
$0.344   December 1998 Option Grant                          (340,117.5)       340,118
         February 1999 increase in                          1,250,000.0

                                      options
$0.344                             Mindy Hung               (1,250.0)        1,250

$0.480                        Anna Kartavenko               (1,250.0)        1,250
$0.480                            Stacy Lavin               (1,250.0)        1,250
$0.480                         Solomon Duskis               (1,875.0)        1,875
$0.480                             David Good              (18,750.0)       18,750
$0.480                         Sophia Carlati               (5,000.0)        5,000
$0.480                           Asya Kaufman               (1,250.0)        1,250
$1.000                    James Santo Domingo               (1,250.0)        1,250
$1.000                       Ira Kirschenbaum             (250,000.0)      250,000
$1.000                        George Lundberg             (150,000.0)      150,000
$1.000                         Marnie LaVigne              (56,250.0)       56,250
$1.000                             Marc Andre               (1,250.0)        1,250
$1.000                            Paul Sheils             (250,000.0)      250,000
$1.000                            Steve Kalin              (55,000.0)       55,000
$1.000                            Rita Ehrman               (2,500.0)        2,500
$1.000                              Amy Drill              (62,500.0)       62,500
$1.000                              Meg Walsh             (387,500.0)      387,500
$3.400                   Mary Alice Culpepper               (1,875.0)        1,875
$3.400                         David Sheptock               (1,875.0)        1,875
$3.400                          Andrea Austin               (1,250.0)        1,250
$3.400                            Tom Luciani             (250,000.0)      250,000
$3.400                      Christina Ferrari              (15,000.0)       15,000
$3.400   Angie Jackson                                     (15,000.0)       15,000
$3.400   Barbara Campbell                                   (1,875.0)        1,875
$3.400   Rita McSharry                                     (15,000.0)       15,000
$3.400   David Yakimischak                                 (87,500.0)       87,500
$3.400   Bill Silberg                                      (62,500.0)       62,500
$3.400                        Michael Amaditz               (1,875.0)        1,875
$3.400   Sandra Kirton                                        (750.0)          750
$3.400   Tony Plesner                                      (75,000.0)       75,000
         Options Terminated to 12/98                       281,227.5    (1,775,125)
         Options Terminated Q1 to 1999                      28,650.0       695,550
$10,000  Christina Myers                                    (1,250.0)        1,250
$10,000  Gretchen Hargarten                                 (2,500.0)        2,500
$10,000  Pam Peters                                        (18,750.0)       18,750
$10,000  Debra Fox                                          (1,500.0)        1,500
$10,000  Glynna Prentice                                   (17,500.0)       17,500
$10,000  June Nakashio                                      (1,250.0)        1,250
            April 1999 increase in options               1,500,000.0
$10,000  Dana Brackett                                      (6,000.0)        6,000
$10,000  Ellen Lehrich                                      (6,250.0)        6,250


$10.000   Ann Contijoch                                (8,000.0)           8,000
$10.000   Raelene Birkett                                (625.0)             625
$10.000   Liz Gordon                                     (500.0)             500
 $5.626   Credit Suisse/First Boston                  (14,887.5)          14,888
$10.000   Bob Enteen                                  (17,500.0)          17,500
            Remaining Pool after latest             1,677,350.0        5,802,953
                                  Grant             -----------        ---------



SUMMARY OF OPTIONS EXERCISED

                                                                              Weighted Average
                                                Shares     Date Exercised           of Options
                     OPTIONS EXERCISED:
 1                       Bobby Bernhard        7,500.0            9/30/92             81.00
 2                           Art Buskin        7,500.0            9/30/92             81.00
 3                         Esther Dyson        7,500.0           11/30/92             81.00
 4                        Alan Patricof       15,000.0            1/31/93            162.00
                           Art Buskhkin        7,500.0            4/30/93             81.00
 5                       Peter Frishauf       15,000.0            5/31/93            162.00
 6                      Gerard Donnelly          255.0            7/31/93              2.75
 7                    Gregory Fortescue        7,722.5            7/31/93             83.40
                         Bobby Bernhard       16,667.5            9/30/93            180.01
                         Bobby Bernhard       15,000.0            9/30/93            162.00
                         Bobby Bernhard       22,500.0            9/30/93          3,240.00
 8                        Lydia Cavieux       19,050.0            1/29/94            204.67
 9       Don Edwards cxl Treasury Stock       19,050.0            3/24/94            204.67
10                       Donald Goodwin        4,672.5            3/24/94             50.20
                            Art Bushkin       22,500.0            7/12/94          3,240.00
                            Art Bushkin        7,500.0            7/12/94             81.00
11                       Katherine Rice      120,000.0            8/17/94          1,289.28
                         Katherine Rice       43,097.5            8/17/94            463.04
                         Peter Frishauf        8,125.0            8/17/94          1,170.00

                    Peter Frishauf      153,000.0      8/17/94   1,643.83

     12                Wini Sapong          152.5     12/14/94       1.64

     13             Cynthia Colter          305.0     12/14/94       3.28

     14                Anne Landry        5,690.0     12/14/94      61.13

     15                Joe Martino        7,315.0     12/14/94      78.59

     16           Margaret Burrell        1,220.0     12/14/94      13.11

     17               Karin Napier        3,125.0     12/14/94     450.00

           TOTAL OPTIONS EXERCISED      536,947.5
                                        ---------
            1998 options exercised      414,802.5

Pr P/Sh  Q2 1999 Options Exercised     # of Shares   Exercise Date   Total Price

     18            Richard Purcell        9,752.5      4/14/95        104.78

     19           Sheryl Lefkowitz          305.0      4/14/95          3.28

     20           Andres Katsihtis          152.5      4/14/95          1.64

     21                Alex Martin       48,612.5      4/14/95      7,000.20

     22            Richard Marback        3,750.0      4/14/95        540.00

     23                 Judy Leong        5,690.0      4/14/95         61.13

     24             Joanna Flagler        7,112.5      4/14/95         76.42

     25             Scott Navitsky        7,315.0      4/14/95         78.59

                    Timothy Fallon                     4/14/95             -

     26              Alvia Ducille        6,097.5      4/14/95         65.51

     27              Donald Eckert       16,660.0      4/14/95      2,399.04

     28              Wayne Strauss        1,367.5      4/14/95        628.92

     SUBTOTAL-EXERCISED 4/15/99         109,815.0                          -
                                        ---------
     29               Sandra Perez        6,097.5      4/23/95         65.51

     30           Marissa Seligman       63,097.5      4/23/95        677.92

     31            Sharon Callahan       27,315.0      4/23/95        293.47

     32             Elaine Nichols       12,192.5      4/23/95        131.00

     33             Katrina Benson        4,877.5      4/23/95         54.40

                    Peter Frishauf        7,500.0      4/23/95         80.58

                    Peter Frishauf        5,000.0      4/23/95        720.00

34     Faustino Galan                     5,000.0        4/23/95            53.72
35     Jill Finn                          1,220.0        4/23/95            13.11
36     Joseph Gillis                     12,192.5        4/23/95           131.00
       Peter Frishauf                   152,617.5        4/23/95        52,500.42
     Subtotal - exercised 4/24/99       297,110.0
                                        ---------
       Ester Dyson                       13,125.0        5/13/95         1,890.00
       Ester Dyson                       15,000.0        5/13/95           162.00
       Priscella Scherer                  7,315.0        5/13/95            78.59
       Peter Collins                      5,690.0        5/13/95            61.13
       Erena Langley                        525.0        5/13/95            90.30
       Bill Seitz                        15,282.5        5/13/95         2,200.68
       Bill Seitz                        30,680.0        5/13/95           331.34
       Jeff Hannissian                   18,325.0        5/13/95         2,638.80
    Subtotal - exercised 5/14/99        105,942.5
                                        ---------
       Ken Hyams                          9,752.5                          105.33
       Paul Shells                      312,500.0                       53,750.00
       Stephen E. Smith                  22,925.0                        3,301.20
       Stephen E. Smith                  51,000.0                          550.80
    Subtotal - exercised 5/26/99        396,177.5      690,417.50
                                        ---------
       Ken Hyams                          4,877.5                           52.68
       Stephen Hopkins                      610.0                            6.59
       Joe Martino                        3,657.5                           39.50
       Coleen Cosgrove                    4,267.5                           45.83
       Cynthia Colter                       152.5                            1.65
       Alvia Ducilla                      3,047.5                           32.91
       Leah Wang                         12,497.5                          134.97
       Leah Wang                         23,967.5                        3,451.32
       Vincent Keane                     38,405.0                          414.77
       Theodore Singer                    7,925.0                           85.59

              Jeff Hannissian                832.5          119.88
             Stephen E. Smith             26,602.5          275.43
 Subtotal -- exercised 6/6/99            125,742.5
                                      ------------
             Margaret Burrell                610.0            6.59
                  Anne Landry              2,845.0           30.73
              Theodore Singer              7,990.0        1,150.56
               Scott Navitsky              3,657.5           39.50
               Peter Frishauf             76,500.0          826.20
               Katherine Rice             14,050.0          151.74
               Katherine Rice             60,000.0          648.00
                   Judy Leong              2,845.0           30.73
Subtotal -- exercised 6/14/99            168,497.5
                                      ------------
 Total Options Exercised 1999          1,203,285.0       78,949.25
      Total Options Exercised          1,740,232.5
                                      ------------
Summary of Options
Terminated

                    Gary Welz              9,447.5
                 Chris Pepper              2,590.0
               Craig Pearlman                762.5
                 Honor Mosher                610.0
                Cliff Maxwell             14,020.0
                Gerry Ryerson             30,785.0
               Rene Simonelli                610.0
                     John Pal             30,785.0
              Gerard Donnelly                507.5
            Gregory Fortescue             15,442.5
               Donald Goodwin              9,347.5
                Laura Watrous              7,500.0
               Donald Goodwin              7,500.0
                Charlie Stern              7,500.0
        SCP 1997 Terminations              6,017.5
                   Susan Love             10,000.0
               Craig Pearlman              7,500.0
              Becky Sue River              7,500.0
               Angelo Sirigos              7,500.0
              Victor Lombardi              7,500.0
                 Karin Napier              4,375.0
              Christy Nichols              3,750.0
        SCP 1998 Terminations             89,677.5

  Total Terminations to 12/98            281,227.5
                Q1 1999 Terms
                    SCP Terms             16,050.0
              Richard Marback              8,750.0
                 Bryan Currie              1,250.0
Erena Langley                              2,600.0
                Q1 1999 Terms             28,650.0
Total Terminations to 3/31/99

                                  Schedule 3.5
                                  Subsidiaries


-        Healthcare Communications Group, LLC
         Maryland

-        SoftWatch Ltd.
         Israel

                                  Schedule 3.9
                                   Agreements

Certain registration rights have been granted in connection with the transaction contemplated by the CBS Documents.

Pursuant to the Existing Stockholders Agreement, registration rights have been granted in accordance with the terms thereof.

                                  Schedule 3.12
                              Intellectual Property


- The Company has the domain name "Medscape.com". All of the written materials that appear on the website of the Company are copyrighted. Pursuant to the Publishers' Circle Agreements listed on Schedule 3.18, the Company is given the right to publish certain copyrighted materials not owned by the Company.

- The Company licenses certain third party software pursuant to off-the-shelf and other licenses.

Refer to table (attached).

MEDSCAPE, INC.
SCHEDULE 3.12
INTELLECTUAL PROPERTY



Medscape, Inc. Hold the following registered and unregistered trademarks, trademark registrations, service marks and service mark registration.


MARK                            APPLICATION       REGISTRATION     FILING         ISSUE       MRK    FRISHAUF      COUNTRY
                                   NUMBER            NUMBER         DATE          DATE               DOCKET #
MEDSCAPE                          74694062           1978357       6/26/95        6/4/96      (R)    9650223          US
MEDSCAPE                         112296/96           4177836       10/7/96       8/14/98             9650223          Japan
MEDSCAPE                                                           4/16/96                                            EU
MEDSCAPE                                                           4/29/98                            950223          Mex,
                                                                                                                      Brazil
                                                                                                                      & Australia
MEDSCAPE                                             588,090       7/22/98       7/22/98              960147          Mexico
MEDSCAPE                            873996        TMA506,890        4/1/98       1/20/99              950223          Canada
MEDSCAPE                                              761340                     2/23/99                              Australia


MEDSCAPE THE ONLINE
 RESOURCE FOR BETTER
 PATIENT CARE                     74693130           1978350       6/26/95        6/4/96      (R)     950224          US

BANNERLINK                        75048453           2113141       1/25/96      11/11/97      (R)     950687          US

PICTOURS                          75048454           2083213       1/25/96       7/29/97      (R)     950688          US

INTERNET MEDICAL MARKETING        75048463           2093810       1/25/96        9/2/97      (R)     950689          US

PUBLISHERS' CIRCLE                75048452           2075218       1/25/96        7/1/97      (R)     950690          US

MEDPULSE                          75105531           2069424       3/26/96       6/10/97      (R)     960147          US
MEDPULSE                                                           4/29/98                            960147          Mex,
                                                                                                                      Brazil
                                                                                                                      & Australia
MEDPULSE                                              588091       7/22/98       9/28/98              960147          Mexico
MEDPULSE                                              761341                     2/23/99              960147          Australia

-------------------------------------
Domain names:                        Medscape.com

                                  Schedule 3.13
                              Financial Statements

The unaudited financial statements of the Company referred to in Section 3.13 of the Agreement do not contain the appropriate financial footnote disclosure required by generally accepted accounting principles.

                                  Schedule 3.14
                            Material Adverse Changes

Changes which have occurred in connection with the transactions contemplated by
(i) the CBS Documents, (ii) the Preferred Share Purchase Agreement, by and among SoftWatch Ltd., the Company, and the persons named therein (together with the other agreements executed therewith, the "Softwatch Documents") and (iii) the Initial Public Offering of the Common Stock of the Company.

                                  Schedule 3.18
                                    Contracts


- Employment Agreement between the Company and Paul T. Sheils, dated January 26, 1998.

- Employment Agreement between the Company and Steven Kalin, dated September 30, 1998.

- Employment and Restricted Stock Purchase Agreement between the Company and Jeffrey L. Drezner, M.D., Ph.D., dated October 27, 1998.

- Promissory Note dated October 27, 1998, in the principal amount of $627,949.64 made by Jeffrey L. Drezner, M.D., Ph.D. in favor of the Company.

- Employment Agreement between the Company and Peter M. Frishauf, dated February 16, 1998.

- Employment Agreement between the Company and George D. Lundberg, M.D., dated February 15, 1999.

- Employment Agreement between the Company and David Yakimischak, dated March 15, 1999.

-        Employment Agreement between the Company and Meg Walsh, dated March 4,
         1999.

-        Employment Agreement between the Company and Mark Boulding, dated June
         28, 1999.

-        Consulting Agreement between the Company and MSI New York (April 15,
         1998).

- Independent Contractor Agreements for the HIV Medical Advisory Board Members between the Healthcare Communications Group, L.L.C. and members.

- Engagement letter between the Company and Credit Suisse First Boston (January 4, 1999).

-        Publishers' Circle Agreements:
         Adis International, a Wolters Kluwer Company
                  Clinical Drug Investigations

                  Drug & Therapy Perspectives
         American Board of Family Practice
                  JABFP
         Association of Community Cancer Centers
                  Oncology Issues
         Clinicians Publishing Group/Williams & Wilkins
                  Clinician News
                  Clinician Reviews
         The duPont Hospital for Children
                  Pediatric Orthopedic Education Module
         First DataBank -- A wholly owned subsidiary of the Hearst Corporation National Drug Data File
         Healthcare Media International
                  Medical Practice Communicator

- Agreement of Lease between the Company and R.A.A. Realty Company LP dated February 1999.

- Lease Assignment made by SCP Communications, Inc. made in favor of the Company.

- Agreement of Lease between Surgical Care Publishing, Inc. and Satyanman, Inc., dated October 7, 1996.

- Agreement of Lease between Surgical Care Publishing, Inc. and Satyanman, Inc., dated August 29, 1995.

- Agreement of Lease between Surgical Care Publishing, Inc. and Satyanman, Inc., dated March 17, 1994.

- Agreement of Lease between Surgical Care Publishing, Inc. and Satyanman, Inc., dated August 18, 1993.

-        Clinical Care Options Annual Meeting Hotel Commitments    Commitment
                                                                   ----------
         2000 Conference at Hyatt Regency Scottsdale AZ            $  282,240
         2001 Ritz Carlton Laguna CA                               $  303,525

-        Architect
         Stonehill & Taylor Architects and Planners -- for 2nd and 3rd floors (not signed) $80,000

-        Office Relocation Independent Contractor SA Gavish (not signed) $56,800

- Stock Purchase Agreement, between the Company and investors dated October 31, 1997 in respect of the Series C Preferred Stock.

- First Amendment to Stock Purchase Agreement between the Company and investors, dated February 19, 1998.

- Supplemental Agreement to Amendment to Stock Purchase Agreement and First Amendment to, and Waiver of Certain Terms of, Stockholders' Agreement between the Company and investors, dated March 9, 1998 in respect of the Series C Preferred Stock.

- Series D Preferred Stock Purchase Agreement between the Company and investors, dated March 5, 1999.

- Content Distribution Agreement, by and between the Company and Dow Jones & Company, Inc., dated January 22, 1999,

-        CBS Documents.

-        Softwatch Documents.

- Agreement, by and between the Company and Donaldson, Lufkin and Jenrette.

                                 Schedule 3.23
                                  Negotiations

None except for those negotiations which have been entered into in connection with the transaction contemplated by the CBS Documents.